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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
6000 Westown Parkway
West Des Moines, Iowa 50266

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 2, 2016

        The Annual Meeting of Shareholders of American Equity Investment Life Holding Company will be held at the company's executive offices, 6000 Westown Parkway, West Des Moines, Iowa 50266, on Thursday, June 2, 2016 at 3:30 p.m., local time, for the following purposes:

  1.
  To elect four directors to three-year terms.

  2.
  To approve the American Equity Investment Life Holding Company 2016 Employee Incentive Plan.

  3.
  To approve an amendment to the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan to increase the number of shares authorized for issuance.

  4.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016.

  5.
  To hold an advisory vote to approve the compensation of our named executive officers.

  6.
  To transact such other business that may properly come before the meeting.

        Shareholders of record at the close of business on the record date, April 7, 2016, are entitled to the notice of and to vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote your shares in one of the following ways:

  •
  By telephone using the toll-free telephone number shown on the proxy card;

  •
  Through the Internet by visiting the website shown on the Notice or the proxy card; or

  •
  If you received a paper copy of the proxy statement, by completing, signing and promptly returning the enclosed proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors

West Des Moines, Iowa April 18, 2016	Debra J. Richardson Secretary

PROXY STATEMENT

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Annual Meeting of Shareholders
June 2, 2016

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION	1
A Notice Regarding the Availability of Proxy Materials	1
General Information	1
Voting Rights	1
Voting	2
PROPOSALS TO BE VOTED UPON	3
Proposal 1—Election of Directors	3
Class I Directors Whose Terms Expire at the 2016 Annual Meeting	3
Class II Directors Whose Terms Expire at the 2017 Annual Meeting	4
Class III Directors Whose Terms Expire at the 2018 Annual Meeting	5
Proposal 2—Approval of the American Equity Investment Life Holding Company 2016 Employee Incentive Plan	7
Proposal 3—Approval of an Amendment to the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan	12
Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm	14
Proposal 5—Advisory Vote on Executive Compensation	16
INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS	17
Security Ownership of Management and Certain Beneficial Owners	17
Corporate Governance	18
Board Leadership Structure	18
Board of Director's Oversight of Risk Management	19
Majority of Independent Directors	19
Compensation of the Board of Directors	20
Meetings and Committees of the Board of Directors	22
Information Regarding the Company's Process for Identifying Director Nominees	24
Compensation Committee Interlocks and Insider Participation	24
Audit Committee Disclosures	24
Executive Officers	25
Compensation Discussion and Analysis	27
Compensation Committee Report	32

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

A Notice Regarding the Availability of Proxy Materials

        We are pleased to again furnish proxy materials to certain shareholders over the Internet. We believe this process expedites shareholders' receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

        On or about April 18, 2016, we mailed to our beneficial shareholders a Notice Regarding the Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and annual report and how to vote online. The Notice contains instructions on how you can promptly (i) receive a paper copy of the proxy statement, proxy card and annual report if you only received a Notice by mail or (ii) elect to receive your proxy statement and annual report over the Internet.

        All other shareholders will continue to receive a paper copy of the proxy statement, proxy card and annual report by mail.

General Information

        This proxy statement is furnished to the shareholders of American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, Iowa 50266 (referred to in this proxy statement as the "Company" or as "we," "our" or "us"), in connection with the solicitation of proxies by the Board of Directors for the annual meeting of shareholders to be held on June 2, 2016 ("Annual Meeting"), at the time and place shown in the Notice of Annual Meeting of Shareholders, and at any adjournment thereof. To obtain directions to the Annual Meeting, you may contact us at our toll-free number 1-888-221-1234.

        We will bear all expenses in connection with this solicitation. Proxies may be solicited by the Board of Directors or management personally, by telephone or by facsimile.

        This proxy statement is first being mailed on or about April 18, 2016.

Voting Rights

        Only shareholders of record as of the close of business on April 7, 2016, will be entitled to the notice of and to vote at the Annual Meeting. We have a single class of voting common stock, $1 par value per share ("Common Stock"), of which 82,277,909 shares were outstanding and entitled to vote on such date. Each share is entitled to one vote.

        Shares present in person or represented by proxy at the Annual Meeting will be tabulated for determination of whether a quorum is present. A quorum will be present if a majority of the votes entitled to be cast on a matter are represented for any purpose at the Annual Meeting. Votes withheld for any director, broker non-votes and abstentions represented at the Annual Meeting will be counted for quorum purposes. Votes will be tabulated under the supervision of Alliance Advisors, L.L.C., which has been designated by the Board of Directors to act as inspector of the election.

        If your shares of Common Stock are held in the name of a bank, broker or other holder of record, you will receive instructions from that holder of record that you must follow for your shares to be voted at the Annual Meeting. Contact your bank, broker or other holder of record directly if you have any questions. Even if you do not provide instructions, your bank, broker or other holder of record may vote your shares on certain "routine matters". The New York Stock Exchange ("NYSE") considers Proposal 4 to be a "routine matter". As a result, without instructions from you, your broker is permitted to vote your shares on this matter at its discretion. A broker non-vote occurs when a broker does not vote on some matter because the broker has not received instructions from you and does not have discretionary voting power for that particular item. Proposals 1, 2, 3 and 5 are considered

"non-routine matters" and, therefore, brokers may not vote on the matter unless they receive specific voting instructions from you. At this year's Annual Meeting, in the event a brokerage firm does not receive voting instructions from a shareholder, such shareholder's shares will not be voted, and will be considered "broker non-votes," with respect to Proposals 1, 2, 3 and 5.

        If you plan to attend the Annual Meeting and vote in person, you will have the opportunity to obtain a ballot when you arrive. If your shares of Common Stock are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you will need to contact the broker or agent in whose name your shares are registered to obtain a broker's proxy card. You will need to bring the broker's proxy card with you to the Annual Meeting in order to vote.

Voting

        If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares as follows:

  •
  "FOR" the election of the four director nominees;

  •
  "FOR" the approval of the American Equity Investment Life Holding Company 2016 Employee Incentive Plan;

  •
  "FOR" the approval of an amendment to the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan to increase the number of shares authorized for issuance;

  •
  "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016; and

  •
  "FOR" the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC").

        If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no other matters to be addressed at the Annual Meeting.

        As an alternative to voting by using the enclosed proxy card, if you are a registered shareholder (that is, you own shares of Common Stock in your own name and not through a broker, nominee or in some other "street name"), you may vote by telephone or through the Internet. Please see the enclosed proxy card or the Notice for instructions on how to access the telephone and Internet voting systems. If you hold your shares in "street name," your broker or other nominee will advise you on whether you may vote by telephone or through the Internet as an alternative to voting by using the enclosed proxy card.

        A proxy may be revoked at any time prior to the close of voting at the Annual Meeting. Such revocation may be made in person at the Annual Meeting, by notice in writing delivered to the Corporate Secretary of the Company, by voting by telephone or through the Internet at a later date or by a proxy bearing a later date.

        The Board of Directors urges you to exercise your right to vote by returning the enclosed proxy card, by calling the toll-free telephone number or by visiting the website shown on the proxy card or the Notice.

 PROPOSALS TO BE VOTED UPON

Proposal 1
Election of Directors

        The Board of Directors presently consists of twelve members. Each member of the Board has been appointed to one of three Classes with three-year terms expiring on a staggered basis. The terms of service of the four directors presently serving as the Class I Directors expire at the Annual Meeting. The four nominees to serve as Class I Directors include Alexander M. Clark, John M. Matovina, Alan D. Matula and Gerard D. Neugent. Each is nominated for a term of three years expiring at the annual meeting of shareholders in 2019, or until their respective successors are elected and qualified, subject to their prior death, resignation or removal.

        Mr. Matovina is a member of our senior management team. Messrs. Clark, Matula and Neugent are independent under the requirements of the Sarbanes-Oxley Act of 2002 ("SOX"), and rules adopted by the SEC thereunder, as well as the corporate governance listing standards of the NYSE ("NYSE Rules").

        The Board of Directors anticipates the nominees will serve. In the event any nominee should be unable to do so, proxies will be voted for such substitute nominee as the Board of Directors in its discretion may recommend. Proxies will be voted for the election of the nominees unless the shareholder giving the proxy withholds authority or votes against any nominee.

        Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends you vote FOR the nominees listed below.

        Set forth below is information about our nominees standing for election at the Annual Meeting.

Class I Directors Whose Terms Expire at the 2016 Annual Meeting

        Alexander M. Clark, 82, has served as a Director since 2007. He has served as a Senior Managing Director in the Insurance Group at Griffin Financial Group, LLC since 2010. Mr. Clark was Managing Director-Insurance Investment Banking from 2008 to 2010 at Madison Williams & Company, Inc. Mr. Clark is a chartered financial analyst. He has served as a director of our New York life subsidiary since 2005 and also serves as a director of Pennsylvania National Insurance Group, Unity Financial Life Insurance Company and Penn Treaty American Corporation. Mr. Clark's investment banking activities have been focused primarily on insurance companies and he has been actively involved in the insurance industry for over 30 years. Mr. Clark's background in investment banking and his financial expertise and experience in the insurance industry led the Board of Directors to conclude that Mr. Clark should serve as a director of the Company.

        Member: Investment Committee

        John M. Matovina, 61, has served as a Director since 2000. He has served as Vice Chairman, Chief Executive Officer and President of the Company since 2012. He served as Vice Chairman, Chief Financial Officer and Treasurer of the Company from 2009 to 2012 and as our Vice Chairman since 2003. Mr. Matovina was a private investor and a financial consultant to us from 1997 to 2003. From 1983 through 1996, he was a senior financial officer of The Statesman Group, Inc. ("Statesman") and many of its subsidiaries, and, prior to Statesman's acquisition in 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 25 years experience in the life insurance industry. Mr. Matovina's role as Chief Executive Officer of the Company as well as his years of experience in and extensive knowledge of the accounting and life insurance industries led the Board of Directors to conclude that Mr. Matovina should serve as a director of the Company.

        Member: Executive and Investment Committees

        Alan D. Matula, 55, has served as a Director since December 2015. He has served as the Chief Information Officer of Weber-Stephen Products LLC, a privately owned company which manufactures charcoal, gas and electric outdoor grills and accessories, since December 2015. Mr. Matula worked for the Royal Dutch Shell plc organization for over 30 years. During that time, he served in various information technology capacities for the parent company and several of its subsidiaries, including chief information officer for Royal Dutch Shell plc from 2006 to 2015. Mr. Matula's experience as chief information officer and overseeing technology and cyber-related risks as well as his deep business experience led the Board of Directors to conclude Mr. Matula should serve as a director of the Company.

        Gerard D. Neugent, 64, has served as a Director since 2010. He has served as President and Chief Executive Officer of Knapp Properties, Inc., Des Moines, Iowa since 2014 and served as President and Chief Operating Officer of Knapp Properties, Inc. from 1993 until 2014. His primary duties include real estate transactions, development and management. Mr. Neugent received his law degree from Drake University. Mr. Neugent's experience in real estate and business management as well as his legal background led the Board of Directors to conclude that Mr. Neugent should serve as a director of the Company.

        Member: Nominating and Corporate Governance Committee

Members of Our Board Not Standing for Election This Year

        Set forth below is information about our directors not standing for election at the Annual Meeting.

Class II Directors Whose Terms Expire at the 2017 Annual Meeting

        Joyce A. Chapman, 71, has served as a Director since 2008. She worked for over 35 years with West Bank, West Des Moines, Iowa until her retirement in 2006. While at West Bank, Ms. Chapman served in various capacities related to bank administration and operations. Ms. Chapman has served in numerous positions of leadership in philanthropic and banking industry organizations. Ms. Chapman also serves as a director for West Bank and West Bancorporation, Inc. Ms. Chapman's leadership experience in various organizations and her experience in the banking industry led the Board of Directors to conclude that Ms. Chapman should serve as a director of the Company.

        Member: Nominating and Corporate Governance Committee

        James M. Gerlach, 74, has served as a Director since 1996. He served as Executive Vice President of the Company from 1996 until his retirement in 2011. Prior to joining us, Mr. Gerlach served as Executive Vice President of American Life and Casualty Insurance Company ("American Life and Casualty") and as Executive Vice President and Treasurer of Vulcan Life Insurance Company, a subsidiary of American Life and Casualty. Mr. Gerlach was active in the insurance industry for over 45 years. Mr. Gerlach's vast knowledge of the Company's operations as well as his years of experience in the insurance industry led the Board of Directors to conclude that Mr. Gerlach should serve as a director of the Company.

        Member: Investment Committee

        Robert L. Howe, 73, has served as a Director since 2005. He is our Lead Independent Director. He served the State of Iowa Insurance Division from 1964 to 2002 in various capacities. He was named Deputy Commissioner and Chief Examiner in 1985 and served in that position until his retirement in 2002. During this time, Mr. Howe was responsible for the financial oversight of 220 domestic insurance companies. Since his retirement, Mr. Howe has been a self-employed insurance consultant serving as a director of EMC National Life Company from 2003 until 2007, and, from 2007 to present, Mr. Howe has served as a director of EMC Insurance Group. He also serves as the designated financial expert on the board of directors of EMC Insurance Group. Mr. Howe is a certified financial examiner, certified insurance examiner, certified government financial manager and accredited insurance receiver. Mr. Howe's experience in the financial oversight of insurance companies and his expertise in finance led the Board of Directors to conclude that Mr. Howe should serve as a director of the Company.

        Member: Executive and Audit Committees

        Debra J. Richardson, 59, has served as a Director since 2008. She has served as Executive Vice President and Secretary of the Company since 2009. Prior to that, Ms. Richardson served as Senior Vice President and Secretary of the Company since 1996. Ms. Richardson was employed by Statesman from 1977 through 1996 serving in various positions including Vice President-Shareholder/Investor Relations. Ms. Richardson has been involved in the insurance industry for over 35 years. Ms. Richardson's experience as an executive of the Company and her years of involvement in the insurance industry led the Board of Directors to conclude that Ms. Richardson should serve as a director of the Company.

        Member: Executive and Investment Committees

Class III Directors Whose Terms Expire at the 2018 Annual Meeting

        David S. Mulcahy, 63, has served as a Director since 2011. Mr. Mulcahy previously served as a member of the Company's Board of Directors from 1996 to 2006. Mr. Mulcahy currently serves as Chairman of the Board of Directors of Monarch Materials Group, Inc., a privately-owned company which manufactures residential, basement window systems and as President of MABSCO Capital, Inc., a privately-owned company which provides a selection of services including portfolio management, financial consulting and private placement, private equity and joint venture transactions. Mr. Mulcahy has served as a director of Workiva Inc. since its initial public offering in 2014. Mr. Mulcahy is a certified public accountant and was a partner in the Des Moines office of Ernst & Young LLP, where he was employed from 1976 through 1994. Mr. Mulcahy's financial expertise, knowledge and experience in accounting and business management led the Board of Directors to conclude that Mr. Mulcahy should serve as a director of the Company.

        Member: Audit Committee

        David J. Noble, 84, has served as a Director since 1995. He has served as Executive Chairman of the Board since 2009 and served as Chairman, Chief Executive Officer, President and Treasurer of the Company from its formation in 1995 until 2009. Mr. Noble was Chief Executive Officer of Statesman from 1982 through 1994 and was a director of Statesman (from 1975) and its President (from 1979) until he left to form our Company at the end of 1995. Mr. Noble has been active in the insurance industry for over 60 years. Mr. Noble was a director of Twenty Services, Inc. until March 2014. Mr. Noble's service as Chief Executive Officer, President and Treasurer of the Company gives him unique insights into the Company's challenges, opportunities and operations. This, along with his years of experience in the insurance industry, led the Board of Directors to conclude that Mr. Noble should serve as a director of the Company.

        Member: Executive and Investment Committees

        A. J. Strickland, III, 74, has served as a Director since 1996. He has been the Thomas R. Miller Professor of Strategic Management in the Graduate School of Business at the University of Alabama since 1969. Dr. Strickland has been a director of United Security Bancshares, Inc. since February 2013, was a director of Twenty Services, Inc. until March 2014 and was a director of Statesman. Dr. Strickland is also the co-author of many strategic management books and texts used at universities worldwide. In addition, he conducts frequent industry and competitive analyses of domestic and international firms. Dr. Strickland's extensive knowledge of strategic management and the finance industry arising from his academic experience led the Board of Directors to conclude that Dr. Strickland should serve as a director of the Company.

        Member: Compensation Committee

        Harley A. Whitfield, Sr., 85, has served as a Director since 1996. He is an attorney and of counsel to Whitfield & Eddy, P.L.C. ("Whitfield & Eddy"), Des Moines, Iowa. Mr. Whitfield was a partner with Whitfield & Eddy from 1956 through 1994. Mr. Whitfield served as corporate counsel for Statesman and its subsidiary companies for over 30 years. Mr. Whitfield's years of legal and business experience with Statesman as well as with other companies led the Board of Directors to conclude that Mr. Whitfield should serve as a director of the Company.

        Member: Audit, Compensation and Nominating and Corporate Governance Committees

Proposal 2
Approval of the American Equity Investment Life Holding Company
2016 Employee Incentive Plan

        The Company is requesting shareholder approval of the Company's 2016 Employee Incentive Plan (the "2016 Employee Plan"). The 2016 Employee Plan was approved, subject to shareholder approval, by the Board of Directors on March 30, 2016 upon the recommendation of the Compensation Committee. The purpose of the 2016 Employee Plan is to attract, retain and motivate certain highly qualified employees with outstanding ability by providing incentive opportunities, including opportunities based on the achievement of performance goals, and to align the interests of these highly qualified employees with those of our shareholders.

        The following is a summary of certain provisions of the 2016 Employee Plan and is qualified by reference to the complete text of the 2016 Employee Plan, which is included as Appendix A to this proxy statement and is incorporated herein by reference.

        Administration.    The 2016 Employee Plan will be administered by the Compensation Committee unless otherwise determined by the Board of Directors. The Compensation Committee has discretionary authority, subject only to the express provisions of the 2016 Employee Plan, to (i) interpret the 2016 Employee Plan; (ii) determine eligibility and grant awards; (iii) determine, modify or waive the terms and conditions of any award; (iv) prescribe forms, rules and procedures; and (v) otherwise do all things necessary to fulfill the purposes of the 2016 Employee Plan.

        Participation and Eligibility.    All employees of the Company are eligible to participate in the 2016 Employee Plan. The Compensation Committee determines employees of the Company who will participate in the 2016 Employee Plan. As of March 31, 2016, eleven employees participated in the 2016 Employee Plan, including the Company's employees whose compensation is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        Number of Shares.    The 2016 Employee Plan provides for issuance of up to 2,500,000 shares of Common Stock, plus the number of shares subject to awards under our 2009 Employee Incentive Plan that are forfeited, canceled, exchanged or surrendered, settled in cash or that otherwise terminate or expire without a distribution of shares (such total number of available shares, the "Share Pool"). As of March 31, 2016, there were 226,707 shares of Common Stock subject to outstanding awards under the 2009 Employee Incentive Plan. No further awards will be made under the 2009 Employee Incentive Plan. Each share issued pursuant to an award under the 2016 Employee Plan will be counted against the Share Pool. The per share closing price of the Common Stock as reported by the NYSE on March 31, 2016 was $16.80. Awards may consist of stock options, stock appreciation rights ("SARs"), restricted stock awards ("RSAs") or restricted stock units ("RSUs"). The maximum number of shares of Common Stock subject to options granted to any participant, and that may be granted as SARs, RSAs and RSUs to any participant, shall not exceed an aggregate of 300,000 shares in any calendar year. At its March 10, 2016 meeting, the Compensation Committee approved grants of RSUs (see New Plan Benefits below) subject to shareholder approval representing up to 204,587 shares.

        In the event of a stock dividend or other similar distribution of Company securities, a stock split or other combination of shares, recapitalization, conversion, reorganization, consolidation, spin-off, merger, exchange of stock, or certain other changes in the capital structure of the Company or other occurrences or events, the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered with respect to awards under the 2016 Employee Plan, the number and kind of shares of securities subject to awards then outstanding or subsequently granted, the exercise prices or base values relating to outstanding awards, and any other provision of awards affected by such change.

        Share Recycling.    The 2016 Employee Plan provides for the reversion of shares to the 2016 Employee Plan only if awards expire, are terminated or are canceled without having been exercised or settled in full, or if shares are forfeited or repurchased by the Company for an amount not greater than the participant's purchase price. Awards settled in cash will result in shares not being deemed to have been issued, and the shares will again be available for issuance. Shares withheld from an award to satisfy tax obligations or pay the exercise price of an award are not again available for issuance under the 2016 Employee Plan.

        Stock Options.    Options granted under the 2016 Employee Plan shall be either Incentive Stock Options ("ISOs") or Non-Qualified Stock Options ("NQSOs") as designated by the Compensation Committee. Up to 250,000 shares available under the 2016 Employee Plan may be made subject to the grant of ISOs. The option period for options granted to participants will be determined by the Compensation Committee subject to any terms and conditions specified by the Compensation Committee in the award agreement and to certain statutory requirements for ISOs.

        SARs.    The Compensation Committee may grant rights to receive any excess in value of shares of Common Stock over the base value of the rights. The Compensation Committee will fix the base value of each SAR at not less than 100% of the fair market value of the Common Stock at the date of grant.

        RSAs.    The Compensation Committee may grant awards of shares of Common Stock subject to forfeitures and determine the duration of the period during which, and the conditions under which, the shares may be forfeited and the other terms and conditions of such awards.

        RSUs.    The Compensation Committee may grant awards consisting of units representing shares of Common Stock. Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the participant at a specified future date or dates one or more shares of Common Stock or, if specified in the award, cash equal to the fair market value of the award.

        Dividends, Dividend Equivalents and Cash Awards.    The Compensation Committee may provide that any award includes dividends or dividend equivalents payable (in cash or in the form of awards under the 2016 Employee Plan) currently or deferred with or without interest and may also provide for cash payments in lieu of or in addition to an award.

        Vesting.    The Compensation Committee will establish a specific vesting schedule in the applicable agreement evidencing the grant of any awards. Specifically, subject to the provisions of the 2016 Employee Plan, awards generally will automatically accelerate upon the participant's death or disability or in the event of a Change in Control, as defined in the 2016 Employee Plan.

        Minimum Vesting Period.    The 2016 Employee Plan requires a minimum vesting period of one (1) year from the date of grant for awards granted under the 2016 Employee Plan. The Compensation Committee may grant awards that vest within a year due to certain circumstances, including retirement, death, disability, the attainment of a specified age or years of service, leave of absence, sale or disposition of the Company or an affiliate, change in control or termination of employment. Additionally, up to five (5%) percent of the shares available for award under the 2016 Employee Plan can be granted with a vesting period of less than one (1) year.

        Termination of Employment.    Unless expressly provided otherwise by the Compensation Committee, upon termination of a participant's employment with the Company and its affiliates other than by reason of death, disability, retirement (with respect to RSAs and RSUs) or in connection with certain Change in Control-related events, as described in the 2016 Employee Plan, a participant's awards requiring exercise will cease to be exercisable and will terminate, award privileges shall be limited to the shares purchasable as of the date that employment was terminated and all awards to the extent not already fully vested will be forfeited. Generally, award privileges expire sixty days from the date employment is terminated unless modified by the Compensation Committee.

        Performance-Based Compensation and Internal Revenue Code Section 162(m).    Awards may be granted subject to the achievement of pre-determined performance criteria. In addition, in the event that the Compensation Committee grants an award that is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Compensation Committee in its discretion may condition payment under the award on the attainment of performance criteria. The Compensation Committee will establish these criteria within the time required to satisfy the applicable requirements of Section 162(m) of the Code and these criteria will be based on objectively determinable measures of performance related to invested assets, total assets, gross or net production, commissions, gross or net sales, revenues, operating income before income taxes, operating income, income before income taxes, net income, operating income or net income per share (basic or diluted), return ratios (including return on assets or net assets, return on average equity, return on investment, return on capital and return on sales), cash flows (including but not limited to operating cash flows, investing cash flows or financing cash flows), market share, cost or expense reduction goals, margins (including one or more of gross, operating and net income margins), one or more operating ratios, borrowing levels, debt or leverage ratios, cost of capital, credit ratings, stock price, total return to shareholders, total shareholders' equity, book value or book value per share, economic value added, working capital and productivity improvements, acquisitions or divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs or split-ups and the like, reorganizations or recapitalizations, restructurings, financings (issuance of equity or debt), refinancings, regulatory achievements and implementation or completion of critical projects including business expansions, product diversification and new or expanded market penetration. Performance objectives may be described in terms of Company (consolidated), affiliate or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Compensation Committee may provide that the applicable performance criteria will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable criteria. Within the time periods required by Section 162(m), the Compensation Committee will determine whether the performance criteria have been attained and will certify such determination in writing to the extent an award is intended to satisfy the requirements of Section 162(m).

        Change in Control.    In the event of a Change in Control, as defined in the 2016 Employee Plan, the Compensation Committee will provide for the assumption, substitution or continuance of some or all of the outstanding awards under the 2016 Employee Plan or, alternatively, the cash out and termination of such awards, pursuant to the terms of the 2016 Employee Plan. Unless otherwise provided by the Compensation Committee, at the time of grant and set forth in the applicable award agreement, in the event of a Change in Control, the exercisability or vesting of each outstanding award will automatically accelerate and become fully vested or exercisable for the full number of shares of the Common Stock purchasable or cash payable under the award to the extent not previously exercised and will remain exercisable for the original term of the award.

        Repricing Prohibited.    The repricing of stock options or SARs, including canceling an outstanding option or SAR grant and providing a new grant in substitution, is prohibited by the 2016 Employee Plan. This provision cannot be amended without shareholder approval.

        Amendment of the 2016 Employee Plan.    The Compensation Committee may amend, suspend or terminate the 2016 Employee Plan or any portion thereof at any time, subject to shareholder approval, as the Compensation Committee determines necessary or advisable.

        Term.    Unless sooner terminated by the Board of Directors, the 2016 Employee Plan expires June 30, 2026, and no awards may be granted after such date.

        Federal Income Tax Consequences.    The following is a discussion of certain federal income tax effects currently applicable to awards granted under the 2016 Employee Plan. The discussion is a summary only and the applicable law is subject to change.

        NQSOs and SARs.    Under current federal income tax regulations, no income tax consequences will be recognized by either the participant or the Company upon the grant of a non-qualified stock option or SAR. Upon the exercise of an NQSO or SAR, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the option or SAR. The Company will generally receive a deduction for the same amount at that time. The gain, if any, realized by the participant upon the subsequent sale of the shares acquired upon exercise of an option will constitute short- or long-term capital gain, depending on the length of time the shares were held after exercise.

        ISOs.    Under current federal income tax regulations, generally there are no income tax consequences on the grant or exercise of an ISO. If the participant satisfies certain holding-period requirements, the increase in the value of the stock since the time of exercise, if any, realized upon the sale will be treated as long-term capital gain. In such a case, the Company is not entitled to a corresponding deduction. If the participant does not satisfy the holding-period requirements, the difference between the exercise price and the value of the stock at the time of exercise will be taxed at ordinary income tax rates and the difference between the value of the stock at the time of the sale over the amount recognized as ordinary income will be taxed as capital gain. The Company will generally be entitled to a deduction in the amount of the gain treated as ordinary income.

        RSAs.    Under current federal income tax regulations, generally no income tax consequences will be recognized by either the participant or the Company upon the award of restricted stock. A participant will realize ordinary income when the restrictions on the transferability of the shares expire. The Company will generally receive a deduction for the same amount at that time. The amount of income recognized will be equal to the fair market value of such shares on the date of vesting over the amount paid, if any, at the time of grant. Dividends on shares of restricted stock paid or payable to participants prior to the time the shares vest will be treated as additional compensation, and not dividend income, for federal tax purposes.

        RSUs.    Under current federal income tax regulations, no income tax consequences will be recognized by either the participant or the Company upon the award of RSUs. RSUs are entries on the Company's financial records representing an unfunded promise to distribute to the participant cash or a share of Common Stock once the restrictions lapse. When the cash or shares are received, the participant will realize ordinary income in an amount equal to the cash or fair market value of the shares. The Company will generally be entitled to a deduction of the same amount at that time.

        New Plan Benefits.    Awards that may be granted in the future to eligible participants under the 2016 Employee Plan are discretionary and therefore are not determinable. The following awards were granted by the Compensation Committee at its March 10, 2016 meeting, subject to shareholder approval of the 2016 Employee Plan:

2016 Employee Incentive Plan

Name and Position*	Dollar Value ($)	Number of RSUs
David J. Noble	523,250	37,671
Executive Chairman
John M. Matovina	464,750	33,459
Chief Executive Officer and President
Ted M. Johnson	318,500	22,930
Chief Financial Officer and Treasurer
Debra J. Richardson	334,750	24,100
Executive Vice President and Secretary
Ronald J. Grensteiner	325,000	23,398
Executive Vice President
Executive Officer Employee Group other than Named Executive Officers	390,740	28,131
Non-Executive Officer Employee Group	484,733	34,898

*
No awards were granted to any individuals in the following categories: (i) Directors who are not executive officers, (ii) nominees for election as a director, (iii) each associate of any such Directors, executive officers or nominees and (iv) each other person who received or is to receive 5 percent of such options, warrants or rights.

        The affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required for approval.

        The Board of Directors unanimously recommends you vote FOR approval of the 2016 Employee Incentive Plan.

Proposal 3
Approval of an Amendment to the Amended and Restated American Equity Investment Life Holding
Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan

        On March 31, 2016, the Board of Directors approved an amendment to the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan ("2014 Agent Plan") to increase the number of shares authorized for issuance by 800,000 shares, subject to shareholder approval. The 2014 Agent Plan was approved by shareholders on June 4, 2015.

        The 2014 Agent Plan provides for the issuance of awards up to an aggregate of 1,000,000 shares of Common Stock to non-employee independent agents of which there are approximately 35,000 currently. The number of shares authorized for issuance will increase by 800,000 if this proposal is approved. As of March 31, 2016, 31,478 shares of restricted stock (which are all vested) and 868,852 RSUs have been granted to non-employee independent insurance agents under the 2014 Agent Plan, resulting in 899,670 shares remaining available for issuance under the 2014 Agent Plan if this proposal is approved. Current executive officers, directors and employees are not eligible to receive awards under the 2014 Agent Plan. Unless sooner terminated by the Board of Directors, the 2014 Agent Plan will terminate on February 1, 2020 and no additional awards may be made under the 2014 Agent Plan after that date.

        The following is a summary of certain provisions of the 2014 Agent Plan. This summary is qualified by reference to the complete text of the 2014 Agent Plan, which is attached as Appendix B to this proxy statement and is incorporated in this proxy statement by reference.

        Administration.    The 2014 Agent Plan will be administered by the Executive Committee of the Board of Directors. The Executive Committee has the authority, subject to the provisions of the 2014 Agent Plan, to amend or waive the provisions in the terms and conditions of the 2014 Agent Plan, including production criteria, eligibility of agents to receive an award, the time or times at which awards are granted, the number of shares of Common Stock subject to any award, any provisions related to vesting, circumstances in which an award may terminate and any other terms, conditions or restrictions on awards. The Executive Committee may from time to time adopt rules regarding sales production criteria and such other factors as the Executive Committee in its discretion shall deem relevant. Subject to the provisions of the 2014 Agent Plan, the Executive Committee has the authority to construe and interpret the 2014 Agent Plan and any award agreement, to prescribe, amend, waive or rescind rules or regulations related to the 2014 Agent Plan and to make all other determinations necessary or advisable for the administration of the 2014 Agent Plan, including, but not limited to, any determination to accelerate the vesting of outstanding awards. The Executive Committee has the authority and discretion to grant exceptions, on a case-by-case basis, to any of the provisions of the 2014 Agent Plan. The determination of the Executive Committee on matters relating to the administration of the 2014 Agent Plan is binding and final.

        Types of Equity Awards.    Restricted stock granted under the 2014 Agent Plan entitles the participant to shares of Common Stock subject to terms and conditions as determined by the Executive Committee. The holder of restricted stock will have all rights of a shareholder once the restricted stock vests and the participant receives shares in accordance with the 2014 Agent Plan terms and conditions. Restricted stock may not be sold or encumbered until all restrictions are terminated or expired.

        RSUs granted under the 2014 Agent Plan entitle the participant to a right to receive shares of Common Stock subject to terms and conditions as determined by the Executive Committee.

        Share Recycling.    Shares withheld from an award to satisfy tax obligations or pay the exercise price of an award are not again available for issuance.

        Change of Control.    Unless otherwise provided in the award agreement, upon a Change of Control (as defined in the 2014 Agent Plan), the vesting of each award will accelerate and any restrictions on exercise of the awards will lapse.

        Transferability.    Until an award of restricted stock or RSUs vests, participants may not sell, transfer, pledge or assign shares of restricted stock or RSUs awarded under the 2014 Agent Plan.

        Death.    Unless otherwise provided in the award agreement, if a participant dies the vesting of the award will accelerate and any restrictions on exercise of the award will lapse.

        Governing Law.    The 2014 Agent Plan will be governed, construed and administered in accordance with the laws of the State of Iowa.

        Amendment or Termination of the Agent Plan.    The Board of Directors may amend, alter, suspend or terminate the 2014 Agent Plan in any respect at any time; provided, however, that no amendment, alteration, suspension or termination of the 2014 Agent Plan will be made by the Board of Directors without the approval of each affected participant if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any award granted prior to the date of such amendment, alteration, suspension or termination or without shareholder approval to the extent such approval is required by applicable law or any exchange, market or other listing requirement.

        Certain Federal Income Tax Consequences.    Set forth below is a discussion of certain United States federal tax consequences with respect to restricted stock and RSUs. This discussion is based on the Code, judicial decisions and administrative interpretations thereof, as currently in effect as of the date hereof, all of which are subject to change. This discussion does not address all of the tax consequences that may be applicable to any particular participant. In addition to being subject to the federal tax consequences described below, a participant may also be subject to foreign, state, and local income or other tax consequences in the jurisdiction in which he works and/or resides.

        Generally, a participant will not recognize any taxable income upon the award of restricted stock which is not transferable and is subject to a substantial risk of forfeiture. The participant will recognize taxable ordinary income at such time as the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the stock when such restrictions lapse. Dividends paid with respect to restricted stock prior to the lapse of such restrictions will be taxable as ordinary income to a participant when received. If a participant disposes of the stock after it has vested, any amount received in excess of the fair market value of the stock at the time the restrictions described above lapsed will be taxed as capital gains.

        A participant will not recognize any taxable income upon the award of RSUs. A participant will have taxable income when an RSU vests and settles. The amount of ordinary income will be equal to the number of RSUs multiplied by the fair market value of the stock on the date of vesting and settling. Any dividend equivalents received during the period of restriction (or accrued and paid upon vesting) will be taxed as ordinary income to a participant when received, not dividend income.

        Plan Awards.    Awards under the 2014 Agent Plan are made by the Executive Committee in its discretion and depend on a number of factors, including the fair market value of shares of our Common Stock on future dates. Generally, future awards under the 2014 Agent Plan are discretionary and not determinable at this time. See the second paragraph of this proposal for cumulative grants under the 2014 Agent Plan since inception.

        The affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this proposal.

        The Board of Directors unanimously recommends you vote FOR approval of the amendment to the 2014 Agent Plan.

Proposal 4
Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm for 2016. The Board of Directors requests that the shareholders ratify the appointment of KPMG. If the appointment of KPMG is not ratified by our shareholders, our Audit Committee may investigate the reasons for the shareholder rejection and may consider approving another independent registered public accounting firm.

        Fees paid to KPMG for its services during the last two fiscal years were:

	2015	2014
Audit fees(1)	$1,822,830	$1,547,200
Audit-related fees(2)	210,075	30,075
Tax fees	—	—
All other fees	—	—

Total	$2,032,905	$1,577,275

(1)
Audit fees include fees associated with the annual consolidated financial statements audit, audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, annual audits of certain of our subsidiaries and audits required by regulatory authorities.

(2)
Audit-related fees primarily include comfort letters and consents related to common stock offerings and registration statements and audits of employee benefit plans.

        The Audit Committee is responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm. The Audit Committee has adopted policies and procedures for pre-approving services (audit and non-audit) and all fees for services performed by the independent registered public accounting firm. These policies were adopted in compliance with SOX and rules adopted by the SEC thereunder. In accordance with such policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditors' independence. These services may include audit services, audit-related services, tax services and other services. Permissible non-audit services are usually limited to fees for accounting assistance or audits in connection with acquisitions and other services specifically related to accounting or audit matters such as comfort letters related to common stock or debt offerings, audits of employee benefit plans and tax services. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee specific pre-approval authority provided that the estimated fee for any such engagement does not exceed $25,000. The Chairman of the Audit Committee must report, for information purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. Requests to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and our Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. In fiscal year 2015, all of the services and fees described above were pre-approved by the Audit Committee.

        We anticipate that representatives of KPMG will be present at the meeting, will be available to respond to questions concerning the 2015 audit and are permitted to make a statement if they so desire.

        The affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this proposal.

        The Board of Directors unanimously recommends you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016.

Proposal 5
Advisory Vote on Executive Compensation

        As discussed in "INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS—Compensation Discussion and Analysis," our compensation policies and programs are designed to attract and retain highly qualified and motivated executive officers and employees, encourage and reward achievement of our annual and long-term goals and encourage executive officers and employees to become shareholders with interests aligned with those of other shareholders. The primary elements of compensation for most of our executive officers include: (1) base pay; (2) cash incentive compensation pursuant to the Short-Term Performance Incentive Plan; and (3) long-term incentive compensation. This compensation structure is central to the Company's ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to "INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS—Compensation Discussion and Analysis" for an overview of the compensation of the Company's named executive officers.

        We are asking for shareholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules under "INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS—Compensation Discussion and Analysis," the related compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote on the following resolution:

    "RESOLVED, the shareholders of American Equity Investment Life Holding Company approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosures."

        This vote is advisory and not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of the Company's shareholders. To the extent there is a significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those shareholders' concerns, and the Board of Directors and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        The affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this advisory proposal.

        The Board of Directors unanimously recommends you vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

INFORMATION REGARDING MANAGEMENT
AND CERTAIN SECURITY HOLDERS

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2016 by: (i) each director and nominee for director; (ii) our chief executive officer, our chief financial officer and each of our other three most highly compensated executive officers; (iii) all executive officers, directors and nominees for directors as a group; and (iv) each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock. On March 31, 2016, there were 82,273,636 shares of Common Stock outstanding.

	Shares Beneficially Owned(1)
			Options included in Number of Shares Beneficially Owned(2)
Name of Beneficial Owner	Number	Percent
David J. Noble(3)	1,860,478	2.26%	65,000
John M. Matovina(4)	280,394	*	107,750
Ted M. Johnson(4)	82,758	*	30,000
Debra J. Richardson(4)	361,544	*	107,750
Ronald J. Grensteiner(4)(5)	146,215	*	57,750
Joyce A. Chapman	60,400	*	49,000
Alexander M. Clark	37,750	*	29,000
James M. Gerlach	192,257	*	—
Robert L. Howe	66,750	*	36,500
Alan D. Matula	—	*	—
David S. Mulcahy(5)	62,564	*	—
Gerard D. Neugent(6)	91,053	*	29,000
A. J. Strickland, III	273,250	*	59,500
Harley A. Whitfield, Sr.	67,250	*	39,500
All executive officers, directors and nominees for director as a group (17 persons)	3,670,320	4.43%	610,750
5% Owners:
BlackRock, Inc	7,834,098	9.52%	—
55 East 52nd Street New York, NY 10055(7)
Dimensional Fund Advisors LP	6,398,888	7.78%	—
Building One 6300 Bee Cave Road Austin, TX 78746(8)
The Vanguard Group	6,396,644	7.77%	—
100 Vanguard Blvd. Malvern, PA 19355(9)

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable.

(2)
This column includes stock options granted pursuant to the 2000 Employee Stock Option Plan, the 2000 Directors Stock Option Plan, the 2009 Employee Incentive Plan and the 2011 Directors Stock Option Plan.

(3)
Mr. Noble's ownership includes 596,760 shares held in a living trust, 525,000 shares held in a charitable remainder trust of which he and Ms. Richardson are co-trustees, 240,000 shares held by Noble Enterprises, LP, 237,000 shares held by Twenty Services Holding, Inc., 66,461 shares held in the American Equity Officers Rabbi Trust, 49,314 shares held in our 401(k) savings plan, 7,407 shares held in the Noble Charitable Trust and 9,542 shares held in our Employee Stock Ownership Plan ("ESOP"). Mr. Noble's revocable trust is a General Partner of Noble Enterprises, LP and Mr. Noble beneficially owns 91% of Twenty Services Holding, Inc.

(4)
Mr. Matovina's ownership includes 9,044 shares held in our ESOP. Mr. Johnson's ownership includes 9,607 shares held in our ESOP. Ms. Richardson's ownership includes 31,140 shares held in the American Equity Officers Rabbi Trust, 19,550 shares held in our 401(k) savings plan, 9,350 shares held in a charitable lead trust of which she is the trustee, 8,380 shares held in various trusts of which she is the trustee and 9,249 shares held in our ESOP. Mr. Grensteiner's ownership includes 17,419 shares held in our 401(k) savings plan and 9,037 shares held in our ESOP.

(5)
In addition to the shares reflected in this table, Mr. Grensteiner and Mr. Mulcahy have non-qualified deferred compensation agreements with us pursuant to which they will receive shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. Under this agreement, Mr. Grensteiner is entitled to receive 4,500 shares and Mr. Mulcahy is entitled to receive 28,125 shares.

(6)
Mr. Neugent is the trustee of a trust which holds 50,303 shares of Common Stock.

(7)
Based on the Schedule 13G/A filed with the SEC on January 25, 2016, by BlackRock, Inc., BlackRock, Inc. reported sole voting power with respect to 7,607,723 shares, sole dispositive power with respect to 7,834,098 shares and no shared voting or dispositive power.

(8)
Based on the Schedule 13G/A filed with the SEC on February 9, 2016, by Dimensional Fund Advisors LP, Dimensional Fund Advisors LP reported sole voting power with respect to 6,316,908 shares, sole dispositive power with respect to 6,398,888 shares and no shared voting or dispositive power.

(9)
Based on the Schedule 13G/A filed with the SEC on February 10, 2016, by The Vanguard Group, The Vanguard Group reported sole voting power with respect to 103,309 shares, sole dispositive power with respect to 6,294,035 shares, shared dispositive power with respect to 102,609 shares and shared voting power with respect to 4,300 shares.

Corporate Governance

        The Company is committed to the highest standards of business conduct in our relationships with each other and with our customers, agents, national marketing organizations, suppliers, shareholders and others. This requires conducting our business in accordance with all applicable laws and regulations and in accordance with the highest standards of business conduct. The Company has established a Code of Business Conduct and Ethics (the "Code of Ethics") to assure uniformity in standards of conduct. The Code of Ethics applies to the Company's directors, officers and employees. The Code of Ethics is available under "Corporate Governance" accessible through the "Investor Relations" link on the Company's website at www.american-equity.com. In addition, a copy of the Code of Ethics is available in print. Requests should be sent to the Corporate Secretary at 6000 Westown Parkway, West Des Moines, Iowa 50266.

Board Leadership Structure

        Mr. Noble serves as Executive Chairman of the Board of Directors. As Executive Chairman of the Board, Mr. Noble's focus is on the strategic direction of the Company. Mr. Noble's history as our founder and his strategic experience make him the appropriate leader of the Board. Mr. Howe serves as Lead Independent Director and works with the Executive Chairman, the Chief Executive Officer and other members of the Board of Directors to provide independent oversight of the Company. Among other things, Mr. Howe serves as principal liaison among the Executive Chairman, the independent directors and senior management. Mr. Howe also chairs executive sessions of the independent and non-management directors.

Board of Director's Oversight of Risk Management

        The Company's Board of Directors administers its risk oversight function directly and through its committees. The Board of Directors participates in setting the Company's business strategy and plays a key role in the assessment of management's approach to risk. Through this process, the Board of Directors better understands and determines what level of risk is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. For example, the Audit Committee focuses on financial risk, including internal controls. Additionally, the Compensation Committee is responsible for creating incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy. Finally, the Investment Committee manages the risks involving the Company's assets and liabilities and investment policies and activities.

        The responsibility for the day-to-day management of risk lies with the Chief Executive Officer and our management. The Company has an enterprise risk management (ERM) policy approved by the Board of Directors in November 2013 and implemented by an ERM Committee comprised of members of senior management who, among other things, review and discuss reports from other members of management regarding the Company's risk management activities, including the areas management has identified as our major risk exposures, and the steps taken to monitor and manage those exposures. The Chief Executive Officer and ERM Committee are responsible for reporting the risk profile, risk trends and key risk metrics to the Board of Directors on a regular basis.

        The Company has a Disclosure Committee comprised of (i) the Audit Committee Chair, who also serves as Chairman for the Disclosure Committee, (ii) the Chief Financial Officer, (iii) the Vice President-Accounting/Controller, (iv) the General Counsel and (v) the Secretary of the Company. The purpose of the Disclosure Committee is to assist senior officers of the Company to fulfill the Company's and their responsibilities regarding the identification and disclosure of material information about the Company and the accuracy, completeness and timeliness of the Company's financial reports, SEC reports and press releases. The Disclosure Committee is governed by a written charter approved by the Board of Directors which is available to any shareholder upon request.

Majority of Independent Directors

        Our Board of Directors includes twelve members and it has affirmatively determined the following nine are independent under the requirements of SOX and the NYSE Rules:

Joyce A. Chapman
Alexander M. Clark
James M. Gerlach
Robert L. Howe
Alan D. Matula
David S. Mulcahy
Gerard D. Neugent
A. J. Strickland, III
Harley A. Whitfield, Sr.

        James M. Gerlach is a former Executive Vice President of the Company. He retired from the Company in December 2011.

        Gerard D. Neugent is the President and Chief Executive Officer of Knapp Properties, Inc. which provides property management services to the owner of the building where the Company has its principal executive offices in West Des Moines, Iowa. The aggregate amount of fees paid to Knapp Properties, Inc. by the owner of the building with respect to the Company's offices is immaterial in amount both to the Company and to Knapp Properties, Inc. Mr. Neugent is a member/manager of William C. Knapp, L.C., which is a 50% owner of West Lake Properties, L.C. West Lake Properties, L.C. owns a warehouse building, a portion of which is leased to the Company. The aggregate amount of rent and expenses relating to the warehouse space is immaterial in amount to both the Company and William C. Knapp, L.C.

        Harley A. Whitfield, Sr. is retired from the law firm of Whitfield & Eddy, a firm we utilize for certain legal services. Mr. Whitfield retains honorary status as "of counsel" with Whitfield & Eddy, but provides no services and receives no compensation in this capacity. The aggregate amount of fees we pay to Whitfield & Eddy annually are immaterial in amount both to the Company and to Whitfield & Eddy. Mr. Whitfield has a relationship requiring disclosure under Item 404(a) of Regulation S-K. See "Policy Regarding Related Person Transactions" for a discussion of this relationship.

        Mr. Mulcahy is a director and shareholder of Workiva Inc. The Company has entered into a subscription agreement with Workiva Inc. to utilize certain software. The aggregate amount of fees paid to Workiva Inc. in 2015 pursuant to the subscription agreement is immaterial to the Company and to Workiva Inc.

        The independent directors meet in executive session as a part of all regular quarterly meetings of the Board of Directors. At each executive session, the Lead Independent Director presides. The Board of Directors has adopted Corporate Governance Guidelines which are posted on our website at www.american-equity.com and are also available in print for any shareholder upon request.

        Any interested parties desiring to communicate with a member (or all members) of the Board of Directors regarding the Company may directly contact such directors by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All mail correspondence should be sent to the Corporate Secretary at 6000 Westown Parkway, West Des Moines, Iowa 50266. All electronic correspondence should be sent to the Corporate Secretary at corpsecretary@american-equity.com. All correspondence received by the Corporate Secretary will be categorized and then forwarded to the Board of Directors, the individual director or any group or committee of directors.

Compensation of the Board of Directors

        Directors who are our employees receive no compensation for their service as directors. Each member of the Board of Directors who is not an employee of the Company receives the following:

  •
  $10,000 per quarter

  •
  $1,500 per meeting for attending meetings of the Board of Directors, $1,000 per meeting if attended by phone and the meeting is otherwise an in-person meeting or $500 per meeting for telephonic meetings, plus reimbursement of expenses for attending such meetings

        The Lead Independent Director receives an additional $5,000 per quarter.

        The Chairs of our committees receive the following, all amounts per quarter:

  •
  Audit Committee—$10,500

  •
  Compensation Committee—$3,000

  •
  Nominating and Corporate Governance Committee—$1,500

        Non-Chair members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional $3,000, $1,500 and $750 per quarter, respectively. Non-employee members of the Investment Committee and the Executive Committee receive an additional $750 per quarter.

        In 2015, non-employee directors also received $70,208 in the form of a grant of restricted stock under our 2013 Director Equity and Incentive Plan (the "2013 Director Plan"). Under the 2013 Director Plan, directors who are not employees may receive grants of options, stock appreciation rights, restricted stock and restricted stock units convertible into or based upon our Common Stock. The Board of Directors believes that, although there is no policy requiring the directors to have a specified level of share ownership, it is important for directors to each own a meaningful amount of Common Stock. Non-employee directors own not less than seven times their respective annual cash retainer amount in Common Stock, except Mr. Matula, who was elected to the Board of Directors in December 2015.

        The following table provides compensation information for 2015 for each member of the Board of Directors who was not an employee of the Company:

2015 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Joyce A. Chapman	51,000	70,208	—	121,208
Alexander M. Clark	50,500	70,208	—	120,708
James M. Gerlach(2)	53,000	70,208	211,960	335,168
Robert L. Howe	83,000	70,208	—	153,208
Alan D. Matula	—	—	—	—
David S. Mulcahy	90,500	70,208	—	160,708
Gerard D. Neugent	51,500	70,208	—	121,708
A. J. Strickland, III	59,000	70,208	—	129,208
Harley A. Whitfield, Sr.	72,000	70,208	—	142,208

(1)
Amounts reflect for each restricted stock award, the aggregate grant date fair value pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. For further information, please see Footnote 11 Retirement and Share-Based Compensation Plans in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2015. On June 4, 2015, Ms. Chapman, Mr. Clark, Mr. Gerlach, Mr. Howe, Mr. Mulcahy, Mr. Neugent, Dr. Strickland and Mr. Whitfield were each granted 2,750 shares of time-based restricted stock, all of which remain outstanding as of December 31, 2015. There was no other unvested restricted stock held by the non-employee directors as of December 31, 2015. The per share fair value at the grant date was $25.53. The vesting period for the restricted stock is one year.

(2)
The amount in the "All Other Compensation" column is a payment to Mr. Gerlach to provide equitable treatment to him for the stock option grant that was made to non-employee directors in June 2012 which he was unable to receive. The payment coincided with the vesting date for the June 2012 non-employee director stock option grant and was approved by the Compensation Committee and the Board of Directors.

        The following table provides information about unexercised stock options to acquire our Common Stock held by each member of the Board of Directors who is not an employee of the Company as of

December 31, 2015. There were no unexercisable options held by a non-employee director as of such date.

Name	Number of Shares Underlying Unexercised Options (#)
Joyce A. Chapman	49,000
Alexander M. Clark	29,000
James M. Gerlach	135,000
Robert L. Howe	38,500
Alan D. Matula	—
David S. Mulcahy	29,000
Gerard D. Neugent	29,000
A. J. Strickland, III	59,500
Harley A. Whitfield, Sr.	39,500

Meetings and Committees of the Board of Directors

        The Board of Directors met seven times in 2015, and each of the directors attended at least 75% of the meetings of the Board of Directors and the committee meetings for any committee on which he or she served during 2015. We currently have five permanent committees described below. Under our Corporate Governance Guidelines, a director is invited and encouraged to attend the Annual Meeting. All directors, with the exception of A. J. Strickland, III, attended the Annual Meeting of Shareholders held June 4, 2015.

        The Executive Committee performs the following functions, among others: (i) except as prohibited by applicable law, exercises, between meetings of our Board of Directors, all of the powers and authority of the Board of Directors in our direction and management; (ii) reviews corporate matters presented, or to be presented, to our Board of Directors; and (iii) makes recommendations to the Board of Directors on policy matters. The Executive Committee is comprised of Robert L. Howe, John M. Matovina, David J. Noble and Debra J. Richardson. They did not meet in 2015.

        The Audit Committee performs the following functions, among others: (i) assists the Board of Director's oversight of (a) the integrity of our financial statements and systems of internal control over financial reporting; (b) our compliance with legal and regulatory requirements as they pertain to the financial statements and annual audit process; (c) our independent registered public accounting firm's qualifications and independence; and (d) the performance of our independent registered public accounting firm and our internal audit function; and (ii) prepares the annual report required to be prepared by the Audit Committee pursuant to the rules of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The Audit Committee met eight times in 2015.

        The Audit Committee is comprised of three independent directors: Robert L. Howe, David S. Mulcahy and Harley A. Whitfield, Sr. The Audit Committee must include only directors who satisfy the independence requirements under SOX and the NYSE Rules. In addition, all Audit Committee members must have the ability to read and understand financial statements. The Board of Directors has determined that all members of the Audit Committee meet the applicable standards. In addition, the Board of Directors has determined that Mr. Howe and Mr. Mulcahy are "audit committee financial experts," as that term is defined under SOX.

        The Compensation Committee performs the following functions, among others: (i) oversees our compensation and benefit plans and practices related to our Executive Chairman and Chief Executive Officer; (ii) makes recommendations to the Board of Directors with respect to other senior officers'

compensation, incentive compensation and equity-based plans; and (iii) produces an annual report on executive compensation disclosures as required by the SEC. The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The annual report of the Compensation Committee is set forth below. The Compensation Committee met three times in 2015.

        The Compensation Committee has the authority to engage compensation consultants, independent legal counsel and other advisers as it deems necessary. The Compensation Committee has engaged Pearl Meyer & Partners, an independent compensation consultant ("Pearl Meyer"), to provide advice and data with respect to compensation benchmarking and market practices. In 2015, Pearl Meyer worked with the Compensation Committee to develop recommendations regarding (i) base salaries of executive officers, (ii) short-term incentive compensation awards and (iii) long-term incentive compensation awards. In performing the annual assessment of the compensation consultant's independence, the Compensation Committee has reviewed, among other items, a letter from Pearl Meyer addressing its independence and the independence of the members of the consulting team serving the Compensation Committee, including the following factors: (i) the nature of any services provided to the Company by Pearl Meyer other than as described above, (ii) the amount of fees paid by the Company in relation to Pearl Meyer's total revenue, (iii) Pearl Meyer's policies and procedures designed to prevent conflicts of interest and (iv) the existence of any business or personal relationship or stock ownership that could impact the adviser's independence. Pursuant to SEC and NYSE rules, the Compensation Committee assessed the independence of Pearl Meyer in February 2015 and determined Pearl Meyer is independent from the Company's management and that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant for the Compensation Committee.

        The Compensation Committee is comprised of two independent directors: A. J. Strickland, III and Harley A. Whitfield, Sr. Under the NYSE Rules, the Compensation Committee must be composed entirely of independent directors. The Board of Directors has determined that all members of the Compensation Committee meet the applicable standard.

        The Investment Committee performs the following functions, among others: (i) oversees our general investment strategies, objectives, standards and limitations; (ii) oversees our use of derivatives and general hedging strategy; and (iii) reviews and monitors investment performance. The Investment Committee is comprised of Alexander M. Clark, James M. Gerlach, John M. Matovina, David J. Noble and Debra J. Richardson. The Investment Committee met two times in 2015.

        The Nominating and Corporate Governance Committee performs the following functions, among others: (i) identifies and recommends candidates to fill positions on the Board of Directors; (ii) screens qualifications and backgrounds of director candidates; (iii) develops and recommends corporate governance principles for the Company as required by law; and (iv) evaluates the Board of Directors as a whole. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The Nominating and Corporate Governance Committee met three times in 2015.

        The Nominating and Corporate Governance Committee is comprised of three independent directors: Joyce A. Chapman, Gerard D. Neugent and Harley A. Whitfield, Sr. Under the NYSE Rules, the Nominating and Corporate Governance Committee must be composed entirely of independent directors. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee meet the applicable standard.

Information Regarding the Company's Process for Identifying Director Nominees

        The Company is committed to having a Board of Directors comprised of individuals who are accomplished in their fields, have the ability to make meaningful contributions to the Board of Directors' oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time the shares have been held.

        To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and in accordance with the requirements of our Amended and Restated Bylaws.

        The Nominating and Corporate Governance Committee may apply several criteria in identifying nominees. At a minimum, the committee shall consider (i) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Director's oversight of our business and affairs and (ii) the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Nominating and Corporate Governance Committee may consider include a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with us and independence from management. The Nominating and Corporate Governance Committee also may seek to have the Board of Directors represent a diversity of backgrounds and experience.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of A. J. Strickland, III and Harley A. Whitfield, Sr. The Board of Directors has affirmatively determined Dr. Strickland and Mr. Whitfield are independent under the requirements of SOX and the NYSE Rules. Mr. Whitfield has a relationship requiring disclosure under Item 404(a) of Regulation S-K. See "Policy Regarding Related Person Transactions" for a discussion of this relationship. None of the Company's Compensation Committee members has ever been an officer or employee of the Company or any of our subsidiaries, and during our last fiscal year, none of our executive officers served on the compensation committee or board of directors of any company that had one or more executive officers who served on our Board of Directors or our Compensation Committee.

Audit Committee Disclosures

        The responsibilities of the Audit Committee, which are set forth in the Audit Committee charter adopted by the Board of Directors, include providing oversight of the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's financial reporting process, the preparation, presentation and integrity of the Company's financial statements and the systems of internal control, including disclosure controls and procedures and internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the fair presentation of those financial statements in conformity with U.S. generally accepted accounting principles, as well as issuing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing the conduct of these activities, appointing the Company's independent registered public accounting firm and for supervising the relationship between the Company and the independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee meets regularly with management and the independent registered public accounting firm, both jointly and separately.

        The Audit Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2015, with management and KPMG, the Company's independent registered public accounting firm. The Audit Committee also reviewed Management's Report on Internal Control over Financial Reporting and KPMG's Reports of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K for 2015 filed with the SEC.

        The Audit Committee discussed with KPMG the matters required to be communicated to the Audit Committee by Public Company Accounting Oversight Board Auditing Standard No. 16. The Audit Committee received the written disclosures and letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. KPMG confirmed in its letter that it is independent of the Company under all relevant professional and regulatory standards.

        Based on the review and discussions with management and KPMG referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the year ended December 31, 2015 be included in the Company's Annual Report on Form 10-K for 2015 filed with the SEC.

        As specified in the Audit Committee charter, the Audit Committee is not responsible for preparing or certifying financial statements, for planning or conducting audits or for determining that the Company's financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. Such matters are the responsibility of management, and where applicable, the independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and (ii) the reports of KPMG with respect to such consolidated financial statements.

AUDIT COMMITTEE David S. Mulcahy, Chair Robert L. Howe Harley A. Whitfield, Sr.

Executive Officers

        Executive officers of the Company do not have fixed terms but serve at the pleasure of the Board of Directors. The executive officers of the Company are:

        David J. Noble (age 84) has served as Executive Chairman of the Board since 2009 and served as Chairman, Chief Executive Officer, President and Treasurer of the Company from its formation in 1995 until 2009. Mr. Noble was Chief Executive Officer of Statesman from 1982 through 1994 and was a director of Statesman (from 1975) and its President (from 1979) until he left to form our Company at the end of 1995. Mr. Noble has been active in the life insurance industry for over 50 years.

        John M. Matovina (age 61) has served as Vice Chairman, Chief Executive Officer and President of the Company since 2012. He served as Vice Chairman, Chief Financial Officer and Treasurer of the Company from 2009 until 2012 and as our Vice Chairman since 2003. Mr. Matovina was a private investor and a financial consultant to us from 1997 to 2003. From 1983 through 1996, he was a senior financial officer of Statesman and many of its subsidiaries, and, prior to Statesman's acquisition in 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 25 years experience in the life insurance industry.

        Ted M. Johnson (age 46) has served as Chief Financial Officer and Treasurer of the Company since 2012. He served as Vice President-Controller of the Company from 2001 to 2012. Mr. Johnson was previously a senior manager with Ernst & Young LLP where he was employed from 1992 until 2001 working primarily on audit clients in the insurance industry. Mr. Johnson is a certified public accountant and has over 20 years of experience in the life insurance industry.

        Debra J. Richardson (age 59) has served as Executive Vice President and Secretary of the Company since 2009. Prior to that, Ms. Richardson served as Senior Vice President and Secretary of the Company since 1996. Ms. Richardson was employed by Statesman from 1977 through 1996 serving in various positions including Vice President-Shareholder/Investor Relations. Ms. Richardson has been involved in the life insurance industry for over 35 years.

        Ronald J. Grensteiner (age 53) has served as President of American Equity Investment Life Insurance Company, our primary wholly-owned life insurance subsidiary ("American Equity Life"), since 2009. Prior to that, Mr. Grensteiner served as Senior Vice President of Marketing for American Equity Life since 1996. Prior to joining American Equity Life, Mr. Grensteiner was a senior marketing officer of American Life and Casualty. He has more than 25 years of experience in the life insurance industry.

        Jeffrey D. Lorenzen (age 50) has served as Executive Vice President and Chief Investment Officer since June 2015 and served as Senior Vice President and Chief Investment Officer since 2009. Prior to joining the Company, Mr. Lorenzen was the President and Chief Investment Officer of WB Capital Management Inc., a wholly-owned subsidiary of West Bancorporation, Inc. Mr. Lorenzen also served on the board of directors of WB Capital Management Inc. and was a member of the management committee of West Bancorporation, Inc. Prior to 2006, Mr. Lorenzen was President and Chief Investment Officer of Investors Management Group, where he spent 14 years in a variety of investment leadership positions. Mr. Lorenzen started his career at Statesman as a high-yield credit analyst in 1989. Mr. Lorenzen has more than 20 years of experience in the life insurance industry.

        Renee D. Montz (age 44) has served as Executive Vice President, General Counsel and Assistant Corporate Secretary since April 2016 and served as Vice President and Deputy General Counsel since June 2014. Prior to joining the Company, Ms. Montz served in various roles at AEGON Asset Management, a global asset management company, from 2004 to 2014, including as General Counsel, AEGON USA Investment Management, LLC from January 2012 to June 2014. Ms. Montz was in private practice in the Chicago office of Mayer Brown prior to joining AEGON. She has twenty years of legal experience and twelve years of experience in the life insurance industry.

        Scott A. Samuelson (age 43) has served as Vice President—Controller of the Company since 2012. Prior to that, Mr. Samuelson served as Assistant Vice President—Assistant Controller of the Company since 2010. Prior to joining the Company, Mr. Samuelson was a senior manager with Ernst & Young LLP where he was employed from 1995 until 2010 working primarily on audit clients in the insurance and financial services industries. Mr. Samuelson is a certified public accountant and has over 20 years experience in the life insurance industry.

Compensation Discussion and Analysis

        Our named executive officers for 2015 are:

Name:	Title:
David J. Noble	Executive Chairman
John M. Matovina	Chief Executive Officer and President
Ted M. Johnson	Chief Financial Officer and Treasurer
Debra J. Richardson	Executive Vice President and Secretary
Ronald J. Grensteiner	Executive Vice President and President, American Equity Investment Life Insurance Company

        Compensation Program Highlights:

  •
  Pay for performance philosophy demonstrated through significant compensation opportunity in the form of a performance-based annual cash incentive and long-term, performance-based restricted stock units.

  •
  The Company adopted a robust anti-hedging policy in 2015 prohibiting our executive officers and directors from engaging in hedging or monetization transactions, purchasing our securities on margin or borrowing against accounts holding our securities.

  •
  The Company offers limited perquisites to named executive officers.

Compensation Program and Philosophy

        Our compensation policies and programs are designed to:

  •
  attract and retain highly qualified and motivated executive officers and employees;

  •
  encourage and reward achievement of our annual and long-term goals; and

  •
  encourage executive officers and employees to become shareholders with interests aligned with those of other shareholders.

        Say-on-Pay Vote.    At our annual meeting of shareholders held on June 4, 2015, our shareholders cast an advisory vote (a "say-on-pay" vote) to approve the compensation of our named executive officers as disclosed in our proxy statement for that meeting. Shareholders approved the say-on-pay proposal by the affirmative vote of 95.40% of the shares cast on that proposal. The Compensation Committee believes this affirms shareholders' support of the Company's approach during 2014 to executive compensation, and therefore the Compensation Committee did not materially change its approach to executive compensation in 2015. The Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for our named executive officers.

        General.    The primary elements of compensation for the named executive officers in this proxy statement include:

  •
  Base pay;

  •
  Short-term incentive compensation pursuant to the Short-Term Performance Incentive Plan (the "Short-Term Plan"); and

  •
  Long-term equity incentive compensation through restricted stock and restricted stock units.

        Base Pay.    The Compensation Committee engages Pearl Meyer to provide advice and data with respect to compensation benchmarking and market practices for our named executive officers. To develop a blended market consensus base salary for the position of each named executive, Pearl Meyer utilized proxy data from 13 insurance companies having total assets in 2014 from $4.6 billion to $48.3 billion (American Financial Group, Inc., CNO Financial Group, Inc., Reinsurance Group of America, Incorporated, Symetra Financial Corporation, American National Insurance Company, W.R. Berkley Corporation, Torchmark Corporation, StanCorp Financial Group, Inc., Alleghany Corporation, FBL Financial Group, Inc., National Western Life Insurance Company, Horace Mann Educators Corporation, Kansas City Life Insurance Company). Pearl Meyer also utilized public and private survey data from 2014 for the financial service and insurance industries of companies having total assets targeted at $45.5 billion.

        Base salaries for our named executives are positioned approximately between the 25th and 50th percentile of the peer group levels with the objective of having salaries approximate the 50th percentile. In determining specific salaries for individuals, the executive's length of service in the position and experience are also considered. For our Executive Chairman, Mr. Noble, and Chief Executive Officer, Mr. Matovina, the Compensation Committee considers the combined salaries of the two positions in its evaluation of their base salaries and their incentive compensation awards. Consistent with the foregoing, the Compensation Committee approved the following base salaries effective July 1, 2015: Mr. Noble-$805,000 and Mr. Matovina-$715,000. For the other named executive officers, the Executive Chairman and the Chief Executive Officer recommend/approve base salary increases. The Executive Chairman and the Chief Executive Officer approved the following base salaries effective July 1, 2015: Mr. Johnson-$490,000; Ms. Richardson-$515,000 and Mr. Grensteiner-$500,000. The increases in base salary for our named executive officers were at levels consistent with those offered to employees generally and ranged from 1.9% to 13.6%. Mr. Grensteiner received an above-average increase in recognition that his job performance, responsibilities and length of service with the Company warranted a higher level of base salary and that his benchmarking as a "Top Division Executive" understated the scope of his responsibilities.

        Short-Term Incentive Compensation.    On February 24, 2015, the Compensation Committee approved the structure of the 2015 short-term incentive compensation program (the "2015 Program") pursuant to the Short-Term Plan for senior management personnel, which includes the named executives. Under the 2015 Program, each named executive had a threshold, target and maximum incentive opportunity expressed as a percentage of base salary. These earning opportunities were tied to threshold, target and maximum performance goals established with respect to Invested Asset Growth and Return on Average Equity ("ROAE"), based on operating income and average stockholders' equity excluding accumulated other comprehensive income ("AOCI") and fair value changes in derivatives and embedded derivatives, for fiscal 2015. The Compensation Committee believes the combination of growth and returns creates the proper focus and alignment for maximizing short-term and long-term shareholder value creation. For purposes of calculating any incentive awards under the 2015 Program, Invested Asset Growth was weighted 50% and ROAE was weighted 50%. Each award earned under the 2015 Program was paid in cash.

        For the named executives, the 2015 Program created a threshold, target and maximum award opportunity equal to 25%, 50% and 100%, respectively, of base salary. This represented an increase in the award opportunity from earlier years. The increased opportunity was based on analysis performed by the Compensation Committee in early 2015 which included the recommendation from Pearl Meyer to increase target short-term incentive opportunities in order to improve the competitiveness of target total cash compensation. That analysis showed that target total cash compensation of each named executive officer was near the 25th percentile but below the 50th percentile of our peer group. The increased opportunity in the 2015 Program positioned the target total cash compensation for each named executive officer between the 25th and 50th percentile of our peer group. The Compensation Committee believes these increased award opportunities are appropriate, competitive and do not create an incentive to take undue or unnecessary risk that could materially harm the Company. The following table shows our targets and achievement for the 2015 Program:

Metric	Threshold	Target	Maximum	Actual
ROAE	10%	11.5%	13%	11.91%
Invested Asset Growth	$3.4 billion	$3.9 billion	$4.4 billion	$5.5 billion

        The results under the 2015 Program resulted in an award to each of the named executives equal to 81.81% of base salary.

        On March 10, 2016, the Compensation Committee approved the structure of the short-term incentive plan for 2016, which is substantially similar to the 2015 Program. The short-term incentive compensation for fiscal year 2016 will be paid, if earned, in cash and is tied to threshold, target and maximum performance goals established with respect to Invested Asset Growth, weighted at 50%, and ROAE based on operating income and average stockholders' equity excluding AOCI and fair value changes in derivatives and embedded derivatives, weighted at 50%, with threshold, target and maximum award opportunities for fiscal year 2016 at 25%, 50% and 100% of base salary, respectively.

        The specific performance goals for 2016 under the Short-Term Plan will be disclosed in next year's proxy statement. At the time the performance goals were approved by the Compensation Committee, it was believed that the performance targets reflected an appropriate degree of stretch but that they were attainable based on successful execution of the Company's business plan and the realization of macro-economic and stock market conditions reasonably aligned with the Company's near term expectations.

        Long-Term Incentive Compensation.    On February 24, 2015, the Compensation Committee also approved long-term incentive compensation and awarded restricted stock units to certain senior management personnel, including the named executives. In March 2016, the Compensation Committee amended the restricted stock unit award agreements to provide for their settlement in cash if earned. This amendment was due to an administrative issue related to the grant, which was made under an expired equity plan. The unit awards are tied to threshold and target performance goals for the three-year period ending December 31, 2017, established with respect to Invested Asset Growth, Operating Income and ROAE (based on operating income and average stockholders' equity excluding AOCI and fair value changes in derivatives and embedded derivatives), each weighted at 33 1/3%, with threshold and target award opportunities at 20% and 40%, respectively, of base salary. The number of restricted stock units granted was equal to 40% of then current base salary divided by the closing price of the Company's common stock on February 24, 2015. This represented an increase in the award opportunity from earlier years. The increased opportunity was based on analysis performed by the Compensation Committee in early 2015 which included the recommendation from Pearl Meyer to increase target long-term incentive opportunities in order to improve the competitiveness of target total direct compensation. That analysis showed that target total direct compensation (i.e. base salary plus target short-term incentive opportunity plus target long-term incentive opportunity plus long-term equity compensation) of each named executive officer was below the 25th percentile of our peer group. The increased long-term incentive opportunity for 2015 positioned the target total direct compensation closer to the 25th percentile of our peer group for three of our named executive officers and slightly above the 25th percentile for the other two named executive officers. Fifty percent of the restricted stock units granted will be earned if we meet threshold performance goals and 100% of the restricted stock units granted will be earned if we meet target performance goals. At the time the performance goals were approved by the Compensation Committee, it was believed that the performance targets reflected an appropriate degree of stretch but that they were attainable based on successful execution of the Company's business plan and the realization of macro-economic and stock market conditions reasonably aligned with the Company's expectations.

        On March 10, 2016, the Compensation Committee approved restricted stock unit grants to certain employees, including the named executive officers. The awards were made subject to shareholder approval of the 2016 Employee Plan at the Annual Meeting. The restricted stock unit grants will be tied to threshold and target performance goals for the three-year period ended December 31, 2018, established with respect to Invested Asset Growth, Operating Income and ROAE (excluding AOCI and fair value changes in derivatives and embedded derivatives), each weighted at 33 1/3%. The number of restricted stock units granted to the named executive officers was equal to 65% of then current base salary divided by the closing price of the Common Stock on March 10, 2016. 50% of the restricted stock units granted will be earned if the Company meets threshold performance goals and 100% of the restricted stock units will be earned if the Company meets target performance goals.

        The specific performance goals for the three-year period ended December 31, 2018 will be disclosed in the proxy statement for 2019. At the time the performance goals were approved by the Compensation Committee, it was believed the performance targets reflected an appropriate degree of stretch but that they were attainable based on successful execution of the Company's business plan and the realization of macro-economic and stock market conditions reasonably aligned with the Company's long-term expectations.

        Additionally, in March 2016, the Compensation Committee certified the performance results for the restricted stock units granted to our named executive officers in March 2013 for the three-year performance period ended December 31, 2015. As indicated in the table that follows, the Company's actual performance exceeded the target for each performance metric and 100% of the restricted stock units were earned. The number of shares of Common Stock issued to each named executive officer in settlement of the restricted stock units was as follows: Mr. Noble—15,595; Mr. Matovina—13,338; Mr. Johnson—8,003; Ms. Richardson—9,644 and Mr. Grensteiner—8,311. In addition, each named executive officer received a cash payment equivalent to the dividends on the restricted stock units earned for 2013, 2014 and 2015.

Metric	Threshold	Target	Actual
Invested Assets Growth (in millions)	$8,550	$10,450	$12,854
Operating Income (in millions)	$400	$416	$550
ROAE	10%	11%	12.7%

        Stock Ownership and Long-Term Equity Compensation.    We emphasize long-term equity compensation in our total compensation package for all employees and particularly for senior officers. We believe this helps align the interests of employees and officers with shareholders and creates an incentive to build our Common Stock value through growth in profitability targets including investment spread earnings on our annuity liability reserves, invested asset growth, net operating earnings and operating earnings return on average equity. Senior officers are encouraged to own shares of our Common Stock. In addition, long-term equity compensation has been provided in the form of stock options, restricted stock and restricted stock units granted under employee stock option and incentive plans. Although there is no policy requiring the named executive officers to have a specified level of share ownership, we note that our Executive Chairman owns twenty-six times his base salary in Common Stock, our Chief Executive Officer owns approximately five times his base salary in Common Stock and each of our named executive officers owns at least two times their respective base salaries in Common Stock.

        In addition to the performance-based restricted stock units granted on February 24, 2015 as described above, on that same date, the Compensation Committee also granted shares of time-based restricted stock to certain Company employees, including the Company's named executive officers. The number of shares of restricted stock initially granted was equal to 10% of then current base salary divided by the closing price of the Common Stock on February 24, 2015 and was subject to a three year cliff vesting period, except for Mr. Noble's award which vested immediately as he had attained age 65 and had 10 years of service with the Company. In March 2016, the Compensation Committee authorized cancellation of grants to those employees who received a grant on February 24, 2015. Each employee agreed to the cancellation of the grant. The grants were canceled due to an administrative issue related to the grant, which was made under an expired equity plan. The value of the grants is included in the Summary Compensation Table below, but no shares will be issued or issuable pursuant to the canceled grant. If the 2016 Employee Plan is approved by Shareholders, our Compensation Committee may grant shares of time-based restricted stock to the affected employees in 2016 taking into consideration the canceled 2015 grants.

        Hedging and Pledging Restrictions.    Our directors and executive officers are prohibited from engaging in forms of hedging or monetization transactions, such as certain types of forward contracts, equity swaps, collars, and exchange funds, which allow a shareholder to lock in much of the value of his or her stock holding without the full risks and rewards of stock ownership. In addition, directors and executive officers are prohibited from purchasing Company securities on margin or borrowing against any account in which shares of Common Stock are owned.

        Change in Control, Separation and Retirement Arrangements.    We have no written employment contracts or separation agreements with any of our named executive officers other than the Amended and Restated Retirement Benefit Agreement between the Company and Mr. Noble effective April 4, 2016 (the "Amended and Restated Retirement Benefit Agreement"). The Amended and Restated Retirement Benefit Agreement provides certain retirement benefits to Mr. Noble in recognition of his past services to the Company and in consideration for his consent to certain post-termination obligations. Under the Amended and Restated Retirement Benefit Agreement, Mr. Noble will retire as Executive Chairman of the Company effective July 1, 2016, and Mr. Noble will receive a monthly benefit equal to $67,083 (1/12th of his annual salary in effect at the time of retirement) for 60 months. If Mr. Noble dies before the end of the 60-month period, payment will be made during the balance of the period (or, if less, for 24 months) to a trust designated by Mr. Noble. Additionally, during his lifetime, Mr. Noble will have access to Company aircraft for his personal use for a limited number of hours per year at no expense to him (other than applicable taxes) and will continue to receive health benefits generally available to the Company's senior executive officers under various Company benefit plans. The Amended and Restated Retirement Benefit Agreement also contains confidentiality, non-competition and non-solicitation provisions which continue for two years following Mr. Noble's retirement. Mr. Noble will continue to serve as Chairman of the Board of Directors. The Amended and Restated Retirement Benefit Agreement amends and restates the Retirement Benefit Agreement executed by the Company and Mr. Noble effective March 29, 2010 (the "Retirement Benefit Agreement"). The terms of the Retirement Benefit Agreement were negotiated in consultation with and following input from Pearl Meyer, the Compensation Committee's compensation consultant.

        To promote retention of senior officers, we have entered into change in control agreements with a small group of our executives including each named executive officer except Mr. Noble. The terms of such agreements are described under "Potential Payments Upon Termination or a Change in Control".

        Non-Qualified Deferred Compensation Arrangements.    We permit senior officers of the Company to defer on an elective basis a specified portion of their base salaries and incentive compensation. Any deferrals must be made pursuant to a non-qualified deferred compensation agreement between the officer and the Company with deferred amounts contributed to the American Equity Officers Rabbi Trust. Mr. Noble and Ms. Richardson, who are the only named executives who currently participate in the deferred compensation program, direct their investment of deferred amounts and the return on investments is added to their deferred account balances. No above market returns are paid on deferred amounts. Mr. Noble and Ms. Richardson have each invested a portion of their deferred compensation accounts in our Common Stock and dividends paid on our Common Stock have been credited to their accounts. The balance of the deferred compensation accounts will be distributed to each executive who has elected to make such deferrals upon his or her death, disability or separation from service.

        Other Compensation.    We have a qualified 401(k) plan for all employees, who are eligible to participate after thirty days of employment and attainment of age 18. Starting January 1, 2016, we match 100% of employee contributions to the plan up to 3% of the employee's total eligible compensation and match 50% of employee contribution up to the next 2% of the employee's total eligible compensation, subject to the limitations specified in the Code. For contributions in 2015, we matched 50% of employee contributions to the plan up to 4% of the employee's total eligible compensation, subject to the limitations specified in the Code. In addition to the 401(k) plan, all employees participate in the ESOP as described below. We offer a package of insurance benefits to all employees including health, dental, long-term disability and life insurance. We offer limited perquisites to our named executive officers. The only perquisite available to our named executive officers in 2015 was personal use of the Company's aircraft.

        The Company established the ESOP effective July 1, 2007. We make semi-annual discretionary contributions to the ESOP. The principal purpose of the ESOP is to provide each eligible employee with an equity interest in the Company. Employees become eligible once they have completed a minimum of six months of service. Employees become 100% vested after two years of service.

        Tax Implications of Executive Compensation.    Federal income tax law limits deductibility of compensation in excess of $1 million paid to certain named executive officers unless this compensation qualifies as "performance-based compensation." While it is the general intent of the Company and the Compensation Committee to qualify the Company's executives' compensation for deductibility under applicable tax laws, where consistent with the Company's goals, the Compensation Committee may decide in certain circumstances to award compensation that is not tax deductible. We believe compensation awarded to our executive officers for 2015 that is not tax deductible is not material to the Company's tax liability and expect such will not be material in periods when paid, if different than the period when awarded. In addition, compensation paid in 2015 but awarded to our executive officers for prior years that was not tax deductible was not material to the Company's tax liability.

Compensation Committee Report

        The Compensation Committee of American Equity Investment Life Holding Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

A. J. Strickland, III, Chair
Harley A. Whitfield, Sr.

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1)(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
David J. Noble	2015	797,500	394,991	658,581	—	97,072	1,948,144
Executive Chairman	2014	782,500	310,017	572,461	—	59,317	1,724,295
	2013	767,500	303,995	456,281	—	78,063	1,605,839
John M. Matovina	2015	702,500	345,019	584,951	—	36,099	1,668,569
Chief Executive Officer	2014	677,500	265,995	499,998	—	27,585	1,471,078
and President	2013	657,500	260,000	391,519	—	23,956	1,332,975
Ted M. Johnson	2015	477,500	232,479	400,875	—	35,505	1,146,359
Chief Financial Officer	2014	445,000	169,993	336,955	—	25,868	977,816
and Treasurer	2013	407,500	156,007	250,219	—	26,933	840,659
Debra J. Richardson	2015	507,500	250,007	421,328	—	30,991	1,209,826
Executive Vice President	2014	492,500	194,005	362,317	—	27,845	1,076,667
and Secretary	2013	477,500	188,003	285,544	—	26,509	977,556
Ronald J. Grensteiner	2015	470,000	220,000	409,056	—	32,100	1,131,156
Executive Vice President	2014	430,000	167,992	318,839	—	25,865	942,696
	2013	412,500	161,997	247,275	—	26,529	848,301

(1)
Amounts for 2015 reflect grant date fair value pursuant to FASB ASC Topic 718 of restricted stock units (assuming target performance goals are met) granted as previously described above under "Long-Term Incentive Compensation" in the Compensation Discussion and Analysis and restricted stock granted as previously described above under "Stock Ownership and Long-Term Equity Compensation" in the Compensation and Discussion Analysis. For further information, please see Footnote 11 Retirement and Share-Based Compensation Plans in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2015. The per share fair value at the grant date was $29.02. Amounts for 2015 include an award of restricted stock units with a grant date fair value (assuming payout at target) of $315,999 for Mr. Noble, $276,009 for Mr. Matovina, $185,989 for Mr. Johnson, $200,006 for Ms. Richardson and $176,006 for Mr. Grensteiner and an award of time-based restricted stock of $78,992 for Mr. Noble, $69,010 for Mr. Matovina, $46,490 for Mr. Johnson, $50,001 for Ms. Richardson and $43,994 for Mr. Grensteiner, all based on the market price of our common stock on the date of grant. As previously described under "Stock Ownership and Long-Term Equity Compensation" in the Compensation Discussion and Analysis, in April 2016, the Company canceled, with the consent of each named executive officer, the award of time-based restricted stock from 2015 and amended the award of restricted stock units to provide for cash settlement.

(2)
Amounts for 2014 and 2013 reflect grant date fair value pursuant to FASB ASC Topic 718 of restricted stock and restricted stock units granted under the long-term incentive and long-term equity compensation programs applicable for 2014 and 2013.

(3)
Amounts for 2015 consist of cash awards earned under the Short-Term Plan previously described above under "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis. Amounts for 2014 and 2013 consist of cash awards earned under the short-term incentive compensation program applicable for 2014 and 2013.

(4)
The Company does not pay above-market earnings on deferred compensation. Therefore, no amounts are reported in this column for deferred compensation. The amounts in this column would represent the change in the actuarial present value of Mr. Noble's Retirement Benefit Agreement previously described above under "Change in Control, Separation and Retirement Agreements" in the Compensation Discussion and Analysis.

  No amount has been included for 2015, 2014 or 2013 as the actuarial present value of Mr. Noble's Retirement Benefit Agreement decreased during 2015, 2014 and 2013.

(5)
Mr. Noble's amount in 2015 includes $75,015 for use of Company-owned aircraft and $11,526 for the ESOP. Mr. Matovina's amount in 2015 includes $20,168 for the ESOP. Mr. Johnson's amount in 2015 includes $21,518 for the ESOP. Ms. Richardson's amount in 2015 includes $20,779 for the ESOP. Mr. Grensteiner's amount in 2015 includes $21,871 for the ESOP. In determining the aggregate incremental cost to the Company for the use of Company-owned aircraft, the Company uses a methodology that reflects the average cost of fuel and other variable costs (for example landing fees, catering and crew travel expenses). Because the Company owned aircraft are used primarily for business travel, the methodology excludes fixed costs that do not change based on usage, including pilot salaries and the cost of maintenance unrelated to non-business travel. When an aircraft is already flying to a destination for business purposes and one or more non-business passengers are on such flight, only the direct variable costs associated with the additional non-business passenger(s) are included in determining the incremental cost to the Company. If an aircraft flies empty before picking up or after dropping off one or more passengers flying for non-business reasons, this "deadhead" segment would be included in the incremental cost to the Company. On certain occasions, an executive's spouse, other family members or guest may accompany the executive on a flight when such persons are invited to attend an event for appropriate business purposes. No additional incremental cost is incurred by the Company in such situations under the methodology.

        The following table provides information regarding grants of plan-based awards including restricted stock, restricted stock units and non-equity compensation granted to the named executives during 2015.

2015 Grant of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)
										Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David J. Noble	2/24/2015	(2)	—	—	—	5,445	10,889	—	—	315,999
	2/24/2015	(3)	—	—	—	—	—	—	2,722	78,992
	N/A		201,250	402,500	805,000	—	—	—	—	—
John M. Matovina	2/24/2015	(2)	—	—	—	4,756	9,511	—	—	276,009
	2/24/2015	(3)	—	—	—	—	—	—	2,378	69,010
	N/A		178,750	357,500	715,000	—	—	—	—	—
Ted M. Johnson	2/24/2015	(2)	—	—	—	3,205	6,409	—	—	185,989
	2/24/2015	(3)	—	—	—	—	—	—	1,602	46,490
	N/A		122,500	245,000	490,000	—	—	—	—	—
Debra J. Richardson	2/24/2015	(2)	—	—	—	3,446	6,892	—	—	200,006
	2/24/2015	(3)	—	—	—	—	—	—	1,723	50,001
	N/A		128,750	257,500	515,000	—	—	—	—	—
Ronald J. Grensteiner	2/24/2015	(2)	—	—	—	3,033	6,065	—	—	176,006
	2/24/2015	(3)	—	—	—	—	—	—	1,516	43,994
	N/A		125,000	250,000	500,000	—	—	—	—	—

(1)
This award represents the estimated payout of the cash portion of the short-term incentive compensation program applicable for fiscal year 2015 previously described above under "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis. The actual cash portion of the incentive compensation award amount is reflected above in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation."

(2)
This award represents the estimated payout of restricted stock units applicable for fiscal year 2015 previously described above under "Long-Term Incentive Compensation" in the Compensation Discussion and Analysis, which, if earned, will be settled in cash as a result of amendment to the awards in March 2016. The restricted stock units awards are tied to threshold and target performance goals for the three-year period ending December 31, 2017. The amount of restricted stock units granted that will be earned is dependent on the achievement of certain performance goals over a three year period. The number of restricted stock units granted was equal to 40% of then current base salary divided by the closing price of the Company's common stock on the grant date. If threshold performance goals are met, 50% of the restricted stock units granted will be earned and if target performance goals are met, 100% of the restricted stock units granted will be earned. Amounts included in the above table and amounts included in the Summary Compensation Table under the heading "Stock Awards" for the restricted stock units assume target performance goals will be met.

(3)
This award represents a restricted stock grant equal to 10% of then current base salary as previously described above under "Stock Ownership and Long-Term Equity Incentive Compensation" in the Compensation Discussion and Analysis. The restricted stock is reflected above in the Summary Compensation Table under the heading "Stock Awards" for the year 2015. As previously discussed, this grant was canceled in April 2016.

(4)
Calculated based on the per share grant date fair value of the restricted stock and restricted stock units pursuant to FASB ASC Topic 718.

        The following table provides information about unvested restricted stock, unvested restricted stock units and unexercised stock options to acquire our Common Stock granted to named executives. The restricted stock vests in full on the date three years following the date the Compensation Committee approves the restricted stock award, which is the grant date. Vesting for restricted stock will accelerate upon death or upon attainment of age 65 and following 10 years of service with the Company. The restricted stock units vest on the date three years following the date the Compensation Committee approves the restricted stock unit award, which is the grant date, depending on whether or not threshold or target performance goals are met during the applicable three year period.

	Outstanding Equity Awards at December 31, 2015
				Option Awards			Stock Awards
Name	Grant Date	Vesting Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David J. Noble	5/8/2009	5/8/2012		40,000	7.00	5/8/2019	—	—	—	—
	3/31/2010	3/31/2013		50,000	10.65	3/31/2016	—	—	—	—
	6/11/2010	6/11/2013		25,000	9.27	6/10/2020	—	—	—	—
	3/11/2013	3/11/2016		—	—	—	—	—	15,595	374,748
	3/6/2014	3/6/2017		—	—	—	—	—	10,109	242,919
	2/24/2015	2/24/2018	(2)	—	—	—	—	—	10,889	261,663
John M. Matovina	6/11/2008	6/11/2011		40,000	10.85	6/11/2018	—	—	—	—
	5/8/2009	5/8/2012		40,000	7.00	5/8/2019	—	—	—	—
	3/15/2010	3/15/2013		37,250	10.24	3/15/2016	—	—	—	—
	6/11/2010	6/11/2013		27,750	9.27	6/10/2020	—	—	—	—
	3/11/2013	3/11/2016		—	—	—	5,488	131,877	—	—
	3/11/2013	3/11/2016		—	—	—	4,446	106,837	—	—
	3/11/2013	3/11/2016		—	—	—	—	—	13,338	320,512
	3/6/2014	3/6/2017		—	—	—	—	—	8,674	208,436
	3/6/2014	3/6/2017		—	—	—	2,891	69,471	—	—
	2/24/2015	2/24/2018	(2)	—	—	—	—	—	9,511	228,549
	2/24/2015	2/24/2018	(3)	—	—	—	2,378	57,143	—	—
Ted M. Johnson	5/8/2009	5/8/2012		20,000	7.00	5/8/2019	—	—	—	—
	6/11/2010	6/11/2013		10,000	9.27	6/10/2020	—	—	—	—
	3/11/2013	3/11/2016		—	—	—	3,106	74,637	—	—
	3/11/2013	3/11/2016		—	—	—	2,668	64,112	—	—
	3/11/2013	3/11/2016		—	—	—	—	—	8,003	192,312
	3/6/2014	3/6/2017		—	—	—	—	—	5,543	133,198
	3/6/2014	3/6/2017		—	—	—	1,848	44,407	—	—
	2/24/2015	2/24/2018	(2)	—	—	—	—	—	6,409	154,008
	2/24/2015	2/24/2018	(3)	—	—	—	1,602	38,496	—	—
Debra J. Richardson	6/11/2008	6/11/2011		40,000	10.85	6/11/2018	—	—	—	—
	5/8/2009	5/8/2012		40,000	7.00	5/8/2019	—	—	—	—
	3/15/2010	3/15/2013		47,250	10.24	3/15/2016	—	—	—	—
	6/11/2010	6/11/2013		27,750	9.27	6/10/2020	—	—	—	—
	3/11/2013	3/11/2016		—	—	—	4,390	105,492	—	—
	3/11/2013	3/11/2016		—	—	—	3,215	77,256	—	—
	3/11/2013	3/11/2016		—	—	—	—	—	9,644	231,745
	3/6/2014	3/6/2017		—	—	—	—	—	6,326	152,014
	3/6/2014	3/6/2017		—	—	—	2,109	50,679	—	—
	2/24/2015	2/24/2018	(2)	—	—	—	—	—	6,892	165,615
	2/24/2015	2/24/2018	(3)	—	—	—	1,723	41,404	—	—
Ronald J. Grensteiner	6/11/2008	6/11/2011		10,000	10.85	6/11/2018	—	—	—	—
	5/8/2009	5/8/2012		20,000	7.00	5/8/2019	—	—	—	—
	6/11/2010	6/11/2013		27,750	9.27	6/10/2020	—	—	—	—
	3/11/2013	3/11/2016		—	—	—	3,783	90,905	—	—
	3/11/2013	3/11/2016		—	—	—	2,770	66,563	—	—
	3/11/2013	3/11/2016		—	—	—	—	—	8,311	199,713
	3/6/2014	3/6/2017		—	—	—	—	—	5,478	131,636
	3/6/2014	3/6/2017		—	—	—	1,826	43,879	—	—
	2/24/2015	2/24/2018	(2)	—	—	—	—	—	6,065	145,742
	2/24/2015	2/24/2018	(3)	—	—	—	1,516	36,429	—	—

(1)
Calculated based on the closing market price of the Company's common stock on December 31, 2015.

(2)
The unearned shares included in this row represent the estimated payout of restricted stock units applicable for fiscal year 2015 previously described above under "Long-Term Incentive Compensation" in the Compensation Discussion and Analysis, which if earned, will be settled in cash as a result of amendments to the awards in March 2016.

(3)
The unearned shares included in this row represent a restricted stock grant equal to 10% of then current base salary as previously described above under "Stock Ownership and Long-Term Equity Incentive Compensation" in the Compensation and Discussion Analysis. As previously discussed, this grant was canceled in April 2016.

Option Exercises and Stock Vested

        Set forth below are the stock option exercises and the stock vested for the named executive officers of the Company during 2015.

	Options Exercised		Stock Vested
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
David J. Noble	—	—	2,722	78,992
John M. Matovina	10,000	163,500	6,579	185,528
Ted M. Johnson	—	—	3,355	94,611
Debra J. Richardson	—	—	5,855	165,111
Ronald J. Grensteiner	47,250	630,769	5,000	141,000

Pension Benefits

        Pursuant to his Amended and Restated Retirement Benefit Agreement (described above under the heading "Change in Control, Separation and Retirement Agreements" in the Compensation Discussion and Analysis), Mr. Noble will receive $67,083 (1/12th of his annual salary in effect at the time of retirement) for 60 months. If Mr. Noble dies before the end of the 60-month period, payment will be made during the balance of the period (or, if less, for 24 months) to a trust designated by Mr. Noble. Additionally, during his lifetime, Mr. Noble will have access to Company aircraft for his personal use for a limited number of hours per year at no expense to him (other than applicable taxes) and Mr. Noble will continue to receive health benefits generally available to the Company's senior executive officers under various Company benefit plans. The table below reflects the value of the Retirement Benefit Agreement, which was in effect as of January 1, 2016, and does not reflect the terms of the Amended and Restated Retirement Benefit Agreement. The Retirement Benefit Agreement provided that Mr. Noble would receive a monthly benefit of $67,083 or such higher amount which reflects one-twelfth of Mr. Noble's annual base salary as in effect at the time of his retirement for five years following his retirement and health benefits generally available to the Company's senior executive officers under various Company benefit plans.

	Pension Benefits
Name	Plan Name	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
David J. Noble	Retirement Benefit Agreement	1,541,897	—

(1)
The accumulated benefit is based on estimates of the timing of Mr. Noble's retirement date as well as mortality assumptions from the A2000 Mortality Table. Health benefits are assumed to increase at a rate of 15% per year. The discount rate assumption was 3.90%.

Non-Qualified Deferred Compensation

        The following table provides information concerning our non-qualified deferred compensation arrangements, including deferred compensation agreements with certain of the named executives permitting them to defer on an elective basis a specified portion of their base salaries and incentive compensation. Deferred amounts are contributed to individual accounts within the American Equity Officers Rabbi Trust. The individuals set forth below self-direct the investment of such accounts and such investments are made on open market terms. The earnings shown below are attributable to contributions that in prior years were reported as compensation in the Summary Compensation Table applicable to the respective year.

	Non-Qualified Deferred Compensation for 2015
Name	Executive Contributions in 2015 ($)	Aggregate Losses in 2015(1) ($)	Aggregate Withdrawals/ Distributions in 2015 ($)	Aggregate Balance at 12/31/15 ($)
David J. Noble	—	(328,314)	—	1,654,978
Debra J. Richardson	—	(153,829)	—	778,555

(1)
Aggregate losses in 2015 include $342,939 and $160,682 for Mr. Noble and Ms. Richardson, respectively, from depreciation in the Company's common stock held in their non-qualified deferred compensation accounts.

Potential Payments Upon Termination or a Change in Control

        We have no employment contracts or separation agreements with any of our named executive officers other than Mr. Noble's Amended and Restated Retirement Benefit Agreement. As discussed above under "Change in Control, Separation and Retirement Arrangements" in the Compensation and Discussion Analysis, Mr. Noble's Amended and Restated Retirement Benefit Agreement provides certain retirement benefit payments to Mr. Noble in recognition of his past services to the Company and in consideration for his consent to certain post-termination obligations.

        As discussed below, we have change in control agreements with a small group of senior officers including each of the named executives, except Mr. Noble, which would provide payments and benefits to them in the event of the termination of their employment under certain circumstances following a change in control of the Company. In the absence of a change in control, however, regardless of the manner in which the termination of employment occurs (with the exception of death, disability and retirement for certain benefits), the named executives would be entitled only to the following:

  •
  Base salary to the termination date (two-week notice of termination by either the employer or employee is required), with no right to receive any cash bonus or incentive amounts not paid prior to notice of termination;

  •
  The right to exercise vested stock options within thirty or sixty days of the termination date depending on the terms of the stock options;

  •
  Distribution of the executive's 401(k) account and ESOP account;

  •
  Distribution of the executive's account, if any, pursuant to any deferred compensation arrangements including elective deferrals of salary or incentive, and earnings thereon;

  •
  COBRA benefits, if elected, for the purchase of medical and dental insurance;

  •
  The right to convert group life insurance to an individual policy without proof of insurability, at the executive's ongoing expense; and

  •
  The benefits described above under "Pension Benefits."

        Under the change in control agreements, the named executives would have additional rights in the event of the termination of their employment following a change in control in defined circumstances including discharge without "cause" or voluntary resignation for "good reason". A "change in control" is defined to include: (i) the acquisition by any person of 35% of the combined voting power of the Company; (ii) a majority of the directors originally on the Board of Directors (and with certain designated successors) ceasing to constitute a majority of the Board of Directors; (iii) a merger with another entity in which our voting securities cease to represent at least 50% of the combined voting power of the surviving entity; or (iv) the sale of substantially all of the assets of the Company. During the term of the agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave us or our affiliates to go to work for any competitor, or (ii) request or advise a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.

        If a qualifying termination of a named executive officer occurs within thirty-six months following a change in control, the executive would be entitled to the following in addition to the items set forth in the bullets above:

  •
  Salary continuation payments for three years, payable in installments for Mr. Matovina and Ms. Richardson and payable in a lump sum for Mr. Johnson and Mr. Grensteiner;

  •
  A cash lump sum equal to the amount of the target annual bonus that the executive would receive for the year in which the executive's termination occurs, prorated through the date of termination;

  •
  A cash lump sum equal to three times the executive's target annual bonus;

  •
  Automatic vesting of unvested stock options, unvested shares of restricted stock and unvested restricted stock units; and

  •
  Continuation of health, dental and life insurance benefits during the salary continuation period.

        In addition, Mr. Matovina and Ms. Richardson would also receive an amount equal to a full gross-up for any excise tax incurred by them as a result of receiving change in control payments. Mr. Johnson's and Mr. Grensteiner's change in control agreements provide that if payments and benefits provided to them would constitute an "excess parachute payment" for purposes of Section 280G of the Code, they would have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G of the Code or, if greater, receive the after-tax amount of the payment taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes.

        The following table sets forth the estimated amount of compensation each of the named executive officers would receive under the retirement or change in control situations, as applicable, discussed above. The table assumes that such terminations occurred at December 31, 2015. No pro-rated portion of target annual bonus amounts is included for the year of termination since there would be no such reduction for a termination occurring on December 31.

	Potential Payments Upon Termination or Change in Control
Name	Base Salary ($)	Bonus(1) ($)	Value of Acceleration of Restricted Stock and Restricted Stock Units(2) ($)	Excise Tax Gross Up(3) ($)	Group Insurance Benefits ($)	Total ($)
David J. Noble(4)	4,025,000	—	—	—	34,231	4,059,231
John M. Matovina	2,145,000	1,072,500	787,958	1,813,032	84,811	5,903,301
Ted M. Johnson	1,470,000	735,000	499,216	—	63,637	2,767,853
Debra J. Richardson	1,545,000	772,500	571,704	1,245,468	80,761	4,215,433
Ronald J. Grensteiner	1,500,000	750,000	496,562	—	71,229	2,817,791

(1)
The bonus amount is three times the target annual bonus as provided for under the 2016 short-term incentive compensation program as described above under "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis.

(2)
Our employee stock option plans, restricted stock awards and restricted stock unit awards provide for automatic vesting upon a change in control or upon death or disability. For information concerning unvested restricted stock and restricted stock units, see the Outstanding Equity Awards table above. These values were calculated using the value of the Company's common stock as of December 31, 2015.

(3)
This calculation assumes a total effective rate of state and federal income taxes of 48%.

(4)
Mr. Noble's base salary is five times his current salary as under his Retirement Benefit Agreement he would receive a monthly benefit equal to one-twelfth of his base salary as in effect at the time of his retirement for five years following his retirement. Mr. Noble's group insurance benefits will continue during his lifetime. We have assumed the group insurance benefit will continue for five years beyond his termination/retirement date for purposes of the above table.

Equity Plan Information

        The following table sets forth information as of December 31, 2015 concerning plans and arrangements we have with our directors, officers, employees and independent insurance agents under which they have received equity-based rights to receive shares of our Common Stock. We have granted or reserved options, restricted stock and restricted stock units under the 2000 Employee Stock Option Plan, the 2000 Directors Stock Option Plan, the 2007 Independent Insurance Agent Stock Option Plan ("2007 Agent Plan"), the 2009 Employee Incentive Plan, the 2010 Independent Insurance Agent Stock Option Plan ("2010 Agent Plan"), the 2011 Directors Stock Option Plan, the 2012 Independent Insurance Agent Stock Option Plan ("2012 Agent Plan"), the 2013 Director Plan and the 2014 Agent Plan.

	Equity Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (#)	Weighted-average exercise price of outstanding options, warrants and rights(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,409,094	9.73	932,353
Equity compensation plans not approved by shareholders	2,446,991	17.38	773,100

Total	3,856,085	15.17	1,705,453

(1)
Includes restricted stock units (assuming target performance goals are met) granted as previously described above under "Long-Term Incentive Compensation" in the Compensation Discussion and Analysis that have not been earned as of December 31, 2015 as well as shares of restricted stock granted under the 2014 Agent Plan and the 2013 Director Plan.

(2)
Weighted-average exercise price does not take into account restricted stock units granted that have not been earned as of December 31, 2015.

        The 2007 Agent Plan, the 2010 Agent Plan, the 2012 Agent Plan (the "Agent Plans") included in the "Equity compensation plans not approved by shareholders" line in the table above are intended to benefit the Company and its shareholders by assisting the Company's wholly-owned operating subsidiary, American Equity Investment Life Insurance Company, in attracting and retaining certain independent agents of outstanding ability and to align the interests of such independent agents with those of the Company's shareholders by increasing their long-term financial stake in the Company's continued success through the use of stock options. The 2007 Agent Plan and the 2010 Agent Plan both provided for the issuance of up to an aggregate of 2,500,000 shares of Common Stock. The 2012 Agent Plan provided for the issuance of up to an aggregate of 3,000,000 shares of Common Stock. Each of the Agent Plans has terminated as to future awards without affecting the validity of options outstanding. The Agent Plans are administered by the Company's Executive Committee. The Executive Committee has the authority to determine sales production criteria for the receipt of awards, the terms of all awards and provisions relating to vesting and any other terms and conditions or restrictions the Executive Committee deems appropriate. Options awarded under the Agent Plans are not transferable other than by will or the laws of descent and distribution. If there is a Change of Control, as defined in the Agent Plans, or the independent insurance agent dies, the vesting of all outstanding options will accelerate and any other restrictions will lapse.

Additional Equity Plan Information

        The following is the Company's overhang information, which measures the number of shares subject to equity-based awards outstanding but unexercised or unvested, as of March 31, 2016, for all of the Company's existing equity plans, as well as certain other information relating to outstanding awards under the plans:

  •
  Stock options outstanding: 3,070,791

  •
  Weighted average exercise price of outstanding stock options: $15.78

  •
  Weighted average remaining contractual term of outstanding stock options: 3.62 years

  •
  Unvested RSUs: 838,466

  •
  Unvested RSUs granted subject to shareholder approval: 204,587

  •
  Unvested restricted stock: 36,869

  •
  Shares available for future grants of awards: 281,670

        The following table sets forth the number of equity awards granted by the Company in fiscal years 2015, 2014 and 2013.

Fiscal Year	Stock-Options Granted	Restricted Stock Granted	RSUs Granted	Weighted Average Number of Shares of Common Stock Outstanding
2015	—	79,262	279,116	78,936,828
2014	1,277,650	42,239	54,718	74,431,087
2013	1,210,950	99,576	78,260	65,543,895

Policy Regarding Related Person Transactions

        We recognize that Related Person Transactions (as defined below) may raise questions among shareholders as to whether those transactions are consistent with the best interests of the Company and its shareholders. It is our policy to enter into or ratify Related Person Transactions only when the Board of Directors, acting through our Audit Committee or as otherwise described herein, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, not readily available from alternative sources or when the Company provides products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, the Company has adopted the procedures below for the review, approval or ratification of Related Person Transactions.

        To deal with the potential conflicts inherent in such transactions, our Audit Committee adopted a written policy regarding Related Person Transactions. For the purposes of this policy, a "Related Person Transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, and a "related person" means:

  •
  any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        Any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

  •
  Counsel (either inside or outside) will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

  •
  If counsel determines that the proposed transaction is a Related Person Transaction, the proposed transaction shall be submitted to the Audit Committee for consideration at the next committee meeting or, in those instances in which counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the Chairman of the Audit Committee (who has been delegated authority to act between committee meetings).

  •
  The Audit Committee, or where submitted to the Chairman of the committee, the Chairman, shall consider all of the relevant facts and circumstances available to the committee or the Chairman, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

  •
  The Audit Committee (or the Chairman) shall approve only those Related Person Transactions in, or not inconsistent with, the best interests of the Company and its shareholders, as the committee (or the Chairman) determines in good faith. The Audit Committee or Chairman, as applicable, shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

        At the Audit Committee's first meeting of each fiscal year, the committee shall review any previously approved Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the committee shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the Related Person Transaction.

        No member of the Audit Committee shall participate in any review, consideration, or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the related person.

        During fiscal year 2015, the Company had the following related person transaction, which is ongoing:

        The Company employs Harley Whitfield, Jr., the son of director Harley Whitfield, Sr., as Senior Vice President, Resolutions. Mr. Whitfield, Jr. has been employed by the Company since 1996. For 2015, Mr. Whitfield, Jr.'s compensation paid by the Company totaled approximately $125,000, which includes salary, bonus, ESOP contribution and company match of 401(k) contributions.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act generally requires the officers and directors of a reporting company, and persons who own more than ten percent of a registered class of a reporting company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on our review of the copies of such reports received by us, or upon written representations received from certain reporting persons, we believe that during 2015, our officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them, except a Form 4 was not timely filed for Alexander M. Clark reporting a transaction involving 1,000 shares.

OTHER INFORMATION

Shareholder Proposals for the 2017 Annual Meeting

        Shareholder proposals to be considered for inclusion in our proxy statement for the annual meeting to be held in 2017 or shareholder proposals to be presented from the floor of the meeting must be submitted in writing to the Corporate Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266, and must comply with SEC rules to be eligible for inclusion in our proxy materials for our 2017 meeting.

        A shareholder may present a proposal for inclusion in our proxy statement if such shareholder (i) is a record or beneficial owner of at least one percent or $2,000 in value of shares entitled to be voted at the meeting and has held the shares for at least one year prior to the time the proposal is submitted; and (ii) continues to own the shares through the date of the meeting. Any such proposal must be received by us prior to December 19, 2016.

        In addition, under our Amended and Restated Bylaws, a shareholder who desires to present a proposal from the floor of the 2017 annual meeting must submit the proposal between March 4, 2017 and April 3, 2017. Any such proposal must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Shareholder Communications

        Shareholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations at 6000 Westown Parkway, West Des Moines, Iowa 50266.

        Shareholders interested in communicating with our Board of Directors, any committee of the Board of Directors, any individual director or any group of directors should send written correspondence to American Equity Investment Life Holding Company Board of Directors, c/o Corporate Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266.

Householding; Annual Report on Form 10-K

        The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as "householding," can effectively reduce our printing and postage costs.

        Certain of our shareholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Investor Relations, at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602) and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.

        Simultaneously with the mailing of this proxy statement to certain of our shareholders, we are mailing our 2015 Annual Report and Form 10-K to shareholders of record on April 7, 2016. The Annual Report and Form 10-K are available online at www.american-equity.com.

        Any shareholder who desires to obtain additional copies, free of charge, of our Annual Report on Form 10-K for the year ended December, 31, 2015 (including our audited consolidated financial statements and financial statement schedules), as filed with the SEC, may contact Investor Relations, at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602).

APPENDIX A

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
2016 EMPLOYEE INCENTIVE PLAN

ARTICLE I

PURPOSE

        1.1   In an effort to maintain a position of leadership in the industry in which American Equity Investment Life Holding Company (the "Company") competes, it is necessary to promote financial interests of the Company and its Affiliates, including its growth, by attracting and retaining certain highly qualified employees possessing outstanding ability, motivating these employees by means of equity incentives, providing incentive compensation opportunities competitive with those of major corporations and aligning the interests of these employees with those of our shareholders. The American Equity Investment Life Holding Company 2016 Employee Incentive Plan (the "Plan") is designed to assist the Company in attaining these objectives.

ARTICLE II

DEFINITIONS

        Unless the context requires otherwise, the following terms when used with initial capitalization have the following meanings:

        2.1   "Affiliate" means a parent or subsidiary of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including any parent or subsidiary of the Company after adoption of the Plan.

        2.2   "Agreement" means a written agreement granting an Award executed by the Company and the Participant.

        2.3   "Award" means any Option, SAR, RSA, or RSU convertible into or otherwise based on Common Stock granted under the Plan.

        2.4   "Beneficial Owner" (or any variant thereof) means a "beneficial owner" as defined in Rule 13d-3 under the Exchange Act.

        2.5   "Board" means the Board of Directors of the Company.

        2.6   "Change in Control" means the occurrence of any of the following:

  (1)
  any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (3) below;

  (2)
  the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

  (3)
  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary thereof with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

  (4)
  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

        For each Award that constitutes deferred compensation under Section 409A, to the extent required to avoid additional income or other tax under Section 409A, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A. A Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        2.7   "Code" means the Internal Revenue Code of 1986, as from time to time amended, including any related regulations.

        2.8   "Committee" means the Compensation Committee of the Board of Directors of the Company, comprised (to the extent the Plan is intended to satisfy the requirements of Section 162(m) of the Code) solely of two or more outside Directors meeting the requirements of Section 162(m) of the Code.

        2.9   "Common Stock" or "Stock" means the common stock, par value $1.00 per share of the Company.

        2.10 "Company" means American Equity Investment Life Holding Company.

        2.11 "Competitive Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company or (iii) any attempt directly or indirectly to induce any employee or agent of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

        2.12 "Covered Award" means an Award (i) that will be paid to a Covered Employee, (ii) that the Committee expressly designates as performance-based compensation and intends to be fully deductible under Section 162(m) and (iii) that will be paid following the shareholder approval required by Section 162(m)(4)(C)(ii) of the Code.

        2.13 "Covered Employee" means an individual who is a "covered employee" within the meaning of Section 162(m).

        2.14 "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option and payment of the exercise price in accordance with the terms of Article VI hereof.

        2.15 "Date of Grant" means the date on which an Award is granted under the Plan.

        2.16 "Designated Beneficiary" means the beneficiary as designated in writing by a Participant.

        2.17 "Detrimental Activity" shall include any action or failure to act that, in the sole determination of the Committee: (i)(a) constitutes financial malfeasance that is materially injurious to the Company, (b) violates the Company's Code of Conduct, (c) results in the Company's restatement of its earnings, financial results or financial statements or (d) results in a violation or breach of law or contract that is materially injurious to the Company or (ii) violates any non-competition, non-disclosure or non-solicitation agreement with the Company, or in the event that the Participant has not entered into any such agreement with the Company, the Participant engages in any "Competitive Activity".

        2.18 "Director" means a member of the Board of Directors of the Company or any Affiliate.

        2.19 "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

        2.20 "Employee" means any employee of the Company or an Affiliate.

        2.21 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

        2.22 "Expiration Date" means the latest date on which an Award requiring exercise may be exercised pursuant to the Award agreement.

        2.23 "Fair Market Value" means, (i) with respect to Stock, (a) for so long as such Stock is readily tradable on an established securities market (within the meaning of Section 409A), the closing price on the day of the grant or measurement or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date, and (b) otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A); and, (ii) with respect to any other property, the fair market value of such property as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose from time to time.

        2.24 "For Cause" shall be deemed to include, but is not limited to, dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by a Participant of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or an Affiliate. The determination of the Committee as to the existence of circumstances warranting a termination For Cause shall be conclusive. Notwithstanding the foregoing, in the event that the Participant is a party to an effective employment or similar agreement with the Company or an Affiliate which contains a "cause" definition, such definition shall be controlling for purposes of the Plan.

        2.25 "Former Plan" means the American Equity Investment Life Holding Company 2009 Employee Incentive Plan.

        2.26 "Incentive Stock Option" or "ISO" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

        2.27 "Non-qualified Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

        2.28 "Option" means an option to purchase Shares for a specified period of time at a specified price.

        2.29 "Option Period" means the period during which an Option may be exercised.

        2.30 "Option Price" means the price per Share at which an Option may be exercised, provided, however, that the Option Price shall not be less than the Fair Market Value of a Share as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Optionee who is a Ten-percent Shareholder, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in Section 10.1 and Section 10.2 hereof.

        2.31 "Optionee" means an Employee to whom an Option has been granted.

        2.32 "Participant" means a person selected by the Committee to receive an Award under the Plan.

        2.33 "Performance Objectives" means one or more objectively determinable measures related to invested assets, total assets, gross or net production, commissions, gross or net sales, revenues, operating income before income taxes, operating income, income before income taxes, net income, operating income or net income per share (basic or diluted), return ratios (including return on assets or net assets, return on average equity, return on investment, return on capital and return on sales), cash flows (including but not limited to operating cash flows, investing cash flows or financing cash flows), market share, cost or expense reduction goals, margins (including one or more of gross, operating and net income margins), one or more operating ratios, borrowing levels, debt or leverage ratios, cost of capital, credit ratings, stock price, total return to shareholders, total shareholders' equity, book value or book value per share, economic value added, working capital and productivity improvements, acquisitions or divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs or split-ups and the like, reorganizations or recapitalizations, restructurings, financings (issuance of equity or debt), refinancings, regulatory achievements and implementation or completion of critical projects including business expansions, product diversification and new or expanded market penetration. Performance Objectives may be described in terms of Company (consolidated), Affiliate or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. For other than Covered Awards, the Committee may add other Performance Objectives not specifically listed above.

        2.34 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14 (d) thereof, except that such term shall not include: (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        2.35 "Plan" means the American Equity Investment Life Holding Company 2016 Employee Incentive Plan, as may be amended from time to time.

        2.36 "Restricted Period" has the meaning set forth in Section 8.2.

        2.37 "Restricted Stock Award" or "RSA" has the meaning set forth in Section 8.2.

        2.38 "Restricted Stock Unit" or "RSU" has the meaning set forth in Section 8.1.

        2.39 "Retirement" as to any employee of the Company or any of its Affiliates shall mean such person's leaving the employment of the Company and its Affiliates after reaching age 55 with ten (10) years of service with the Company or its Affiliates, but not including pursuant to any termination For Cause or pursuant to any termination for insufficient performance, as determined by the Company.

        2.40 "Section 162(m)" means Section 162(m) of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

        2.41 "Section 409A" means Section 409A of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

        2.42 "Section 422" means Section 422 of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

        2.43 "Share" means a share of Common Stock.

        2.44 "Stock Appreciation Right" or "SAR" has the meaning set forth in Section 7.1.

        2.45 "Ten-percent Shareholder" means, in accordance with the rules of Section 424(d) of the Code, a person owning stock with more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.

ARTICLE III

ADMINISTRATION

        3.1   The Committee shall administer the Plan and shall have plenary authority and discretion, subject to the provisions of the Plan, to select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for and grant Awards, determine, modify or waive the terms and conditions of any Award, prescribe forms, rules and procedures and otherwise do all things necessary to carry out the purposes of the Plan. In making these determinations, the Committee may take into account the nature of the services rendered by the Participants, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. The determinations of the Committee on the matters referred to in this Article III shall be binding and final.

        3.2   Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Exchange Act, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        3.3   The Committee may make Covered Awards hereunder. The exercisability and/or payment of such Covered Awards may, to the extent required to qualify as performance-based compensation under Section 162(m), be subject to the achievement of performance criteria based upon one or more Performance Objectives and to certification of such achievement in writing by the Committee. The Committee may in its discretion reduce the amount of such Covered Awards that would otherwise become exercisable and/or payable upon achievement of such Performance Objectives and the certification in writing of such achievement, but may not increase such amounts. Any such Performance Objectives, to the extent required to qualify as performance-based compensation under Section 162(m), shall be established in writing by the Committee not later than the time period prescribed under Section 162(m). Notwithstanding anything set forth in the Plan to the contrary, all provisions of such Awards which are intended to qualify as performance-based compensation under Section 162(m) shall be construed in a manner to so comply.

ARTICLE IV

ELIGIBILITY

        4.1   Participants will be selected by the Committee and shall include individuals who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the creation of value for the Company and its shareholders. Designation as a Participant will apply only for the year or Award for which the designation is made and may include a partial year.

ARTICLE V

STOCK SUBJECT TO THE PLAN

        5.1    Number of Shares Reserved.    Subject to adjustment as provided in Section 10.2 hereof, the maximum number of Shares that may be delivered under or in satisfaction of Awards under the Plan is 2,500,000 Shares. The maximum number of Shares that may be delivered under or in satisfaction of any Incentive Stock Options is 250,000 Shares.

        5.2    Unvested Awards Available for Grant.    If an Award expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Award shall become available for the grant of additional Awards.

        5.3    Reversion to the Plan.    For the avoidance of doubt, if an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for issuance under the Plan. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or other property (other than Shares) and shall be treated as forfeited and shall again be available for issuance under the Plan. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan shall be reduced as provided in Section 7. Shares withheld from an Award in satisfaction of withholding taxes as described in Section 9.8 or in payment of the exercise price of any Award requiring exercise shall not again be available for issuance under the Plan. Shares repurchased by the Company using stock option exercise proceeds will not again be available for issuance under the Plan. If any Shares subject to an award granted under the Former Plan are forfeited, canceled, exchanged or surrendered, settled in cash or such award otherwise terminates or expires without a distribution of Shares, such Shares shall, to the extent of any such forfeiture, cancellation, exchange, surrender, settlement, termination or expiration, be available for Awards under the Plan.

        5.4    Certain Other Company Awards.    Common Stock issued under awards granted by another company ("other company awards") and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the Shares available for Awards under the Plan; provided, that the maximum number of Shares that may be issued pursuant to Incentive Stock Options (as defined below) shall be determined in a manner consistent with Section 422 and the rules thereunder.

        5.5    Limit on Individual Grants.    The following limits on individual Awards shall apply: the maximum number of Shares subject to Options granted to any Participant, and that may be granted as SARs, RSUs and RSAs pursuant to Sections 7 or 8 to any Participant, shall not exceed an aggregate of 300,000 in any calendar year, subject in each case to adjustment under Section 10.2.

ARTICLE VI

STOCK OPTIONS

        6.1    Designation of Options as Incentive or Non-qualified.    Options granted under the Plan shall be either Incentive Stock Options ("ISOs") or Non-qualified Stock Options ("NQSOs"), as designated by the Committee. Each Option granted under the Plan shall be clearly identified either as an ISO or a NQSO and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. In the event the Committee shall fail to identify any Option granted as an ISO or NQSO, such Option shall be a NQSO. Options granted shall be subject to the terms and conditions set forth in this Article VI and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All ISOs shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations. The Committee shall determine the number of Shares subject to each Option and the exercise price therefore, which shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. An ISO granted to an employee described in Section 422(b) of the Code must have an exercise price that is not less than 110% of such fair market value.

        6.2    Option Period.    The Option Period for Options granted shall be determined by the Committee, subject to such terms and conditions as the Committee may specify in the Award Agreement or thereafter; provided, however, that (a) an Option shall not be exercisable after ten years (five years in the case of an ISO granted to a Ten-Percent Shareholder) from its Date of Grant; and (b) in the case of the termination of employment of an Optionee, or the death or Disability of an Optionee, the Option Period shall be as set forth in Section 9.7 below. Notwithstanding anything contained herein to the contrary, an ISO may not be exercised after the period provided in Treas. Reg. Section 1.422-2(a) (2)(iii) and Treas. Reg. Section 1.422-2(d).

        6.3    Notice of Exercise.    An Option may, subject to the terms of the applicable Award Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 6.4 hereof.

        6.4    Payment of Exercise Price.    Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Award Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners:

  (1)
  By delivery (including constructive delivery) to the Company of Shares valued at Fair Market Value on Date of Exercise; or

  (2)
  By delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company.

        6.5    Minimum Exercise.    No Option may be exercised for fewer than one hundred (100) Shares.

        6.6    Vesting Period.    Each Award evidencing the grant of any Options shall set forth a specified vesting schedule established by the Committee.

        6.7    Acceleration of Vesting.    If an Option contains a vesting schedule or has not become fully exercisable as of the date of the Optionee's death or Disability, such vesting schedule will automatically be accelerated, and/or any other restrictions to exercise may be removed upon the death or Disability of the Optionee.

ARTICLE VII

STOCK APPRECIATION RIGHTS

        7.1    Grant of SARs.    Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of Shares over the base value of the rights ("SARs"). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards, or other property, and may define the manner of determining the excess in value of the Shares. The committee shall fix the base value of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant.

        7.2    Terms and Conditions.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an SAR, the Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Objectives. To the extent that a grant of an SAR is to vest based solely upon the continued employment of the Participant, such SAR shall vest six months after the date of the grant. The Expiration Date of each SAR shall be ten (10) years from the Date of Grant thereof, or at such earlier time as the Committee shall state in the Award Agreement.

        7.3    No Net Share Counting.    SARs to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan under Section 5.1 regardless of the number of Shares issued upon settlement of the SAR.

ARTICLE VIII

RESTRICTED STOCK UNITS, RESTRICTED STOCK AWARDS AND OTHER AWARDS

        8.1    Restricted Stock Units.    The Committee may grant Awards consisting of units representing Shares ("RSUs"). Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more Shares or, if specified in the Award, cash equal to the Fair Market Value of the Award, in any case subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding RSUs shall be treated as a shareholder with respect to the Shares subject to the Award unless and until such Shares are actually delivered under the Award. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered. The Committee may make Awards of RSUs that are subject to restrictions or forfeiture on such terms and conditions as the Committee may determine from time to time.

        8.2    Restricted Stock Awards.    The Committee may grant Awards of Shares subject to forfeiture ("RSAs") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the Shares may be forfeited to the Company and the other terms and conditions of such Awards. RSAs may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. RSAs shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of RSAs shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such Shares, along with any certificates, to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

        8.3    Terms and Conditions.    At the time of the grant of RSUs or RSAs, the Committee shall determine the price, if any, to be paid by the Participant for each share subject to the Award. At the time of the grant of RSUs or RSAs the Committee may impose such restrictions or conditions to the vesting of such Shares as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Objectives. To the extent that a grant of Awards is to vest based solely upon the continued employment of the Participant, such Award shall vest pursuant to a schedule as the Committee may determine.

ARTICLE IX

GENERAL PROVISIONS APPLICABLE TO AWARDS

        9.1    Documentation and Legal Conditions on Delivery of Stock.    Each Award shall be evidenced by a written document delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company's counsel has approved all legal matters in connection with the issuance and delivery of such Shares; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, or if the Company determines that the registration statement covering the sale of Stock is not available, the Company may defer the sale until such time as it determines that the registration statement is available and may delay the applicability of any provisions of the Award during any period of unavailability. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

        9.2    Application of Code Section 409A.    Awards under the Plan are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A. In the event a Participant is prohibited from executing market trades by reason of the application of the federal securities laws or for any other reason determined by the Committee, the Committee may extend the exercise period of an Award to the extent permitted by Section 409A.

        9.3    Committee Discretion.    Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or any time thereafter.

        9.4    Dividends and Cash Awards.    In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

        9.5    Leaves of Absence.    Awards held by a Participant on an approved leave of absence shall continue to vest in accordance with their terms during the leave of absence as if the Participant was an active employee unless otherwise agreed to in writing between the Company and the Participant or otherwise set forth in the Award agreement; provided, however, in the event of an ISO, such leave of absence shall not exceed ninety (90) days unless reemployment is guaranteed by law or contract.

        9.6    Termination of Employment.    Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the cessation of a Participant's employment with the Company and its Affiliates. Immediately upon the cessation of the Participant's employment with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

  (1)
  Disability or Death of Participant. If a Participant's employment with the Company is terminated due to the Participant's death or Disability, such Participant's Awards, including any Awards the vesting of which have been accelerated pursuant to Section 6.7 herein, shall expire unless exercised by the earlier of (i) expiration of the term of the Award and (ii) the date that is one (1) year after the date that such Participant's employment was terminated. In the event of the death of a Participant, such Participant's Awards may be exercised by the Participant's designated beneficiary. Nothing contained herein shall be construed to extend the ultimate term of the Award beyond the period of time as set out above;

  (2)
  Termination of Employment. Upon termination of a Participant's employment with the Company, or the relevant Affiliate, such Participant's rights with respect to any Awards shall be limited to Shares purchasable by such Participant as of the date that such Participant's employment was terminated, and such Award shall expire on the earlier of (i) expiration of the term of the Award and (ii) sixty (60) days after the date that such Participant's employment was terminated. Nothing contained herein shall be construed to extend the ultimate term of the Award beyond the period of time as set out above;

  (3)
  All Options and SARs held by a Participant or a Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's employment For Cause (including any portion of the Award that is then exercisable) shall terminate at the commencement of business on the date of such termination;

  (4)
  All RSUs and RSAs, in each case held by a Participant immediately prior to the Participant's death, Retirement or termination as a result of Disability, to the extent not previously vested, shall vest and become non-forfeitable; provided, however, that the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A;

  (5)
  All RSUs and RSAs held by a Participant or a Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's employment for reasons other than death, Disability or Retirement shall terminate at the close of business on the date of such termination; and

  (6)
  All RSUs and RSAs held by a Participant or a Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's employment For Cause shall terminate at the commencement of business on the date of such termination.

        Unless the Committee expressly provides otherwise, a Participant's employment with the Company and its Affiliates will be deemed to have ceased upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates).

        9.7    Transferability.    No Award may be transferred other than by will or the laws of descent and distribution and may be exercised during the life of a Participant only by the Participant, except that, as to Options other than ISOs, the Committee may in its sole discretion permit certain transfers to the

Participant's family members or to certain entities controlled by the Participant or his or her family members.

        9.8    Withholding Taxes.    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld with respect to Award under the Plan no later than the date of the event creating tax liability. The Company and its Affiliates will, to the extent permitted by law, deduct any such tax or social insurance obligations from any payment of any kind due the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax or social insurance obligations required by law to be withheld in respect of Awards may be paid in whole or in part in Shares, including Shares retained by the Company from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery. In particular, but not in limitation of the foregoing, with respect to Awards of RSUs and RSAs, the Company shall withhold from the payment of an Award and shall retain that number of Shares the Fair Market Value of which is equal to the amount of tax required to be withheld and paid on the date of retention or delivery.

        9.9    Option or SAR Repricing.    Without the affirmative vote of holders of a majority of the Shares in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, neither the Board nor the Committee shall approve either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise prior or base value, as the case may be, or (b) the amendment of outstanding Options or SARs to reduce the exercise price or base value, as the case may be, thereof. This paragraph shall not be construed to apply to: (i) "issuing or assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code; or (ii) adjustments made pursuant to Section 10.1 or Section 10.2.

        9.10    Amendment of Award.    Except as otherwise expressly provided in the Plan, and subject to the provisions contained in this Section 9.10, the Committee may amend, modify or terminate any outstanding Award, including substituting therefore another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to an NQSO; provided, however, that if shareholder approval is required by law or the rules of the applicable exchange on which common stock of the Company is then publicly traded, such amendment shall not become effective until such shareholder approval is obtained. Any such action shall require the Participant's consent unless the Committee determines that the action would not materially and adversely affect the Participant.

        9.11    Cancellation and Rescission of Awards.    Unless the Award agreement specifies otherwise, the Committee may cancel, rescind, withhold or otherwise limit or restrict any unexpired or unpaid Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant engages in any Detrimental Activity.

        9.12    Minimum Vesting.    An Award granted under the Plan after the effective date of the Plan shall not vest prior to the first anniversary of the Date of Grant of the Award. Notwithstanding the foregoing, the Committee may grant Awards that vest within one year following the Date of Grant (a) due to the Participant's Retirement, death, Disability, leave of absence, termination of employment, attainment of a specified age or years of service or upon the sale or other disposition of the Participant's employer or any other similar event, as determined by the Committee, (b) as otherwise provided in Section 10.1 or (c) of an Award described in Section 5.4. In addition, up to 5% of the Shares authorized for issuance under the Plan pursuant to Section 5.1 (as adjusted in accordance with Section 10.2) may be granted as Awards that provide for vesting within one year following the Date of Grant.

 ARTICLE X

EFFECT OF CERTAIN TRANSACTIONS

        10.1    Change in Control.    Except as otherwise expressly provided in an Award, upon a Change in Control, all Awards shall automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Change in Control:

  (1)
  If the Change in Control is one in which there is an acquiring or surviving entity other than the Company or its Affiliate, the Committee shall provide for the assumption of some or all outstanding Awards or for the grant of new Awards in substitution therefore or the continuation of some of all of the Awards by the acquirer or survivor or an affiliate of the acquirer or survivor, except to the extent that the Committee pays out the Award pursuant to the provisions of Section 10.1.(2).

  (2)
  If the Change in Control is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a cash-out), with respect to some or all Awards or any portion thereof (whether or not vested), equal in the case of each affected Award or portion thereof to the excess, if any, of (a) Fair Market Value of one share of Stock times the number of Shares subject to the Award of such portion, or (b) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines; provided, that the Committee shall not exercise its discretion under this Section 10.1.(2) with respect to an Award or portion thereof providing for "nonqualified deferred compensation" subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. For avoidance of doubt, in the event that the aggregate exercise or purchase price of the Award exceeds the aggregate Fair Market Value, the Award will be deemed to be cashed out for a payment of zero.

  (3)
  Each Award will terminate upon consummation of the Change in Control, other than Awards assumed, substituted or continued pursuant to Section 10.1.(1) above. For avoidance of doubt, in the event that the Awards are not cashed out (or deemed cashed out) as provided in 10.1.(2), such Awards shall be assumed, substituted or continued as provided in Section 10.1.(1) above.

        10.2    Changes In, Distributions With Respect To and Redemptions of Stock.

  (1)
  In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or other combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the following shall be equitably adjusted (a) the number of Shares that may be delivered as per Article 5, (b) the number and kind of Shares or securities subject to Awards then outstanding or subsequently granted, (c) exercise prices or base values, as the case may be, relating to outstanding Awards, and (d) any other provision of Awards affected by such change shall be adjusted by the Company to the extent the Committee shall determine, in good faith, that such adjustment is appropriate.

  (2)
  The Committee shall also make equitable or proportionate adjustments of the type described in Section 10.2.(1) above to take into account distributions to shareholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transaction involving Stock, or any other event, if the Committee determines that the adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value and equity of Awards made hereunder, having due regard for: (i) the qualification of ISOs under Section 422; (ii) the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A, where applicable and (iii) in the case of Awards intended to qualify for the performance-based compensation exception Section 162(m), having due regard for continued qualification for that exception.

  (3)
  References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.2 or Section 10.1.

ARTICLE XI

EFFECTIVE DATE

        11.1 The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board; provided, that the effective date of any such adoption requiring shareholder approval shall be the date it is approved by the shareholders of the Company within 12 months after such adoption by the Board. Awards (other than RSAs) may be granted prior to shareholder approval of the Plan, and the date of shareholder approval shall be the Date of Grant for all purposes; provided, that (a) each such Award shall be subject to shareholder approval of the Plan, (b) no such Award may be exercised prior to such shareholder approval, and (c) any such Award shall be void ab initio if such shareholder approval is not obtained.

ARTICLE XII

TERM OF THE PLAN

        12.1 Unless sooner terminated by the Board pursuant to Section 14.6, the Plan shall expire on June 30, 2026, and no Awards may be granted after such date. Expiration of the Plan shall not affect the validity of any Award outstanding on the expiration date.

ARTICLE XIII

INDEMNIFICATION OF COMMITTEE

        13.1 In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

ARTICLE XIV

GENERAL PROVISIONS

        14.1    No Other Rights Conferred.    The establishment of the Plan shall not confer upon any Employee any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

        14.2    No Right to Employment.    The Plan does not constitute inducement or consideration for the employment of service of any Employee. Participation in the Plan shall not give an Employee any right to be retained in the service of the Company or any Affiliate.

        14.3    No Limitation on Other Stock Option, Etc.    Neither the adoption of this Plan nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of shareholder approval upon the same.

        14.4    Plan Interest Not Subject to Creditor Claims.    The interests of any Employee under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

        14.5    No Rights as a Shareholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any Shares to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom an RSA is awarded shall be considered a shareholder of the Company at the time of the Award except as otherwise expressly provided in the applicable Award agreement.

        14.6    Amendment of the Plan.    The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such shareholder approval as the Committee determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan in order to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided herein, no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required in order for the Plan to qualify or to continue to qualify under Section 422 or for Awards intended to be eligible for the performance-based exception under Section 162(m) to qualify as such or continue such eligibility. In addition, the Committee may not amend the Plan to remove the requirement for shareholder approval of any form of Option or SAR repricing as specified in Section 9.9 herein.

        14.7    Governing Law.    The Plan shall be governed, construed and administered in accordance with the laws of the State of Iowa and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

        14.8    Representations Regarding Investment Intent; Restrictive Legends.    The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Iowa Business Corporation Law.

        14.9    Regulatory Approvals.    The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of records of such Shares, without obtaining, to the complete satisfaction of the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

        14.10    Forfeiture Events; Clawback.    In addition to any forfeiture provisions otherwise applicable to an Award, a Participant's right to any payment or benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment (a) in accordance with any clawback, recoupment or similar policy of the Company as in effect from time to time or (b) as required by applicable law.

APPENDIX B

AMENDED AND RESTATED AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
2014 INDEPENDENT INSURANCE AGENT RESTRICTED STOCK
AND RESTRICTED STOCK UNIT PLAN, AS AMENDED

        WHEREAS, the Board of Directors of American Equity Investment Life Holding Company adopted the American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock Plan effective January 1, 2014 (the "2014 Plan") as it deemed it in the best interest of the Company that independent licensed insurance agents who are significant producers for the Company's wholly owned operating subsidiary, American Equity Investment Life Insurance Company, be given an opportunity to acquire an interest in the operation and growth of the Company as a means of assuring their maximum effort and continued association with the Company; and

        WHEREAS, the Board desires to amend and restate the 2014 Plan to include Restricted Stock Units as it believes the Company can best obtain these and other benefits by providing awards of Restricted Stock and Restricted Stock Units to qualifying Agents designated from time to time pursuant to this Plan;

        NOW, THEREFORE, the Board does hereby adopt this Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, effective January 1, 2014, with such terms and conditions set forth below.

ARTICLE I

DEFINITIONS

        For purposes of the Plan, the following definitions apply:

        "Affiliate" means (i) any entity, that directly or through one or more intermediaries, controls or is controlled by the Company, or (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

        "Agent" means a licensed insurance agent who (i) is validly appointed by American Equity as an independent sales agent for American Equity's products in applicable jurisdictions; (ii) has a valid and existing Agent's Contract with American Equity at the time of any Award under this Plan; and (iii) is not terminated prior to the Vesting of any Award under this Plan.

        "Agreement" means a written agreement awarding Restricted Stock or Restricted Stock Units pursuant to this Plan that is executed by the Company and the Participant as an indication of the parties' mutual assent to the Plan and the Terms and Conditions.

        "American Equity" means American Equity Investment Life Insurance Company, a life insurance company domiciled in the State of Iowa.

        "Award" means Shares of Restricted Stock or Restricted Stock Units earned by a Participant subject to the terms and conditions of the Plan, the Terms and Conditions, and the Participant's respective Agreement.

        "Beneficial Owner" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Executive Committee of the Board.

        "Common Stock" means the common stock, par value $1.00 per share, of the Company.

        "Company" means American Equity Investment Life Holding Company, an Iowa corporation.

        "Date of Grant" means the date on which an Award is granted under an Agreement and pursuant to the Plan provisions.

        "Director" means a member of the Board of Directors of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means (i) the closing sale price reported for such Share on a national securities exchange or national market system on which such stock is principally traded as of such date, or (ii) if the Shares are not then listed on a national securities exchange or national market system, or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion.

        "Participant" means an Agent to whom Restricted Stock or Restricted Stock Units has been awarded pursuant to the Plan provisions.

        "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company.

        "Plan" means the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, as embodied herein and as amended from time to time.

        "Restricted Stock" means shares of Common Stock that have been awarded to Participants, but have not Vested pursuant to the Plan and the Terms and Conditions.

        "Restricted Stock Units" means notional, non-voting units of measurement representing the same Fair Market Value of a similar number of Shares that represent a right to receive Shares or are payable in Shares as set forth under the Plan that have been awarded to Participants, but have not Vested pursuant to the Plan and the Terms and Conditions.

        "Share" means a share of Common Stock.

        "Terms and Conditions" means the Terms and Conditions, as such shall apply to any particular year, attached to the Plan and fully incorporated herein.

        "Vest, Vesting, Vested" means the date on which a Participant becomes entitled to all benefits of ownership of awarded Shares.

ARTICLE II

PURPOSE

        The Plan is intended to assist the Company and American Equity in attracting and retaining Agents of outstanding ability and to align the interests of such Agents with those of the shareholders of the Company.

ARTICLE III

ADMINISTRATION

        3.1    Administration of Plan.    The Committee shall administer the Plan in accordance with the terms, requirements, and restrictions as set forth herein and in the Terms and Conditions. The

Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to amend or waive the provisions set forth in the Terms and Conditions including, but not limited to: production criteria, eligibility of Agents to receive an Award, the time or times at which Awards are granted, the number of Shares subject to an Award, any provisions relating to Vesting, any circumstances in which an Award may terminate and any other terms, conditions or restrictions on Awards. In making the determinations, the Committee may adopt rules from time to time regarding sales production criteria and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and any Agreements; to prescribe, amend, waive or rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administrator of the Plan, including, but not limited to, any determination to accelerate the Vesting of outstanding Awards. The Committee shall have the authority and discretion to grant exceptions, on a case-by-case basis, to any of the provisions in the Plan or the Terms and Conditions. The determination of the Committee on the matters referred to in this Article III shall be binding and final.

        3.2    Restricted Share Account.    The Committee shall establish and maintain adequate records to set forth in a restricted share account the names of the Participants and their respective Awards, the restrictions thereon, the stock certificates (if any) related thereto, any dividends or distributions payable or paid thereon, any votes taken with respect thereto, and such other matters as may be relevant to the proper administration of the Plan.

        3.3    Acceleration of Vesting.    If an Award contains a Vesting schedule or has not Vested as of the date of any of the following events, such Vesting schedule shall be accelerated, and/or any other restrictions on exercise shall lapse:

  a.
  The death of the Participant;

  b.
  A "Change of Control" as hereinafter defined.

        3.4    Change of Control.    For purposes of this Plan, unless otherwise defined in an Agreement, a "Change of Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

  a.
  any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (c) below;

  c.
  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

  d.
  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

  e.
  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sole or disposed or any parent hereof.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

ARTICLE IV

ELIGIBILITY

        The Committee may from time to time designate Agents to whom Awards are granted from among those who are eligible to become Participants. Such designation shall specify the number of shares of Restricted Stock or the number of Restricted Stock Units granted in each Award. All Awards granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan, the Terms and Conditions, or such other provisions as the Committee may adopt that are not inconsistent with the Plan.

ARTICLE V

STOCK SUBJECT TO THE PLAN

        The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan is 1,800,000 Shares, subject to adjustments as provided in Article VIII. Shares withheld from an Award in satisfaction of withholding taxes as described in Article X or in payment of the exercise price of any Award requiring exercise shall not again be available for issuance under the Plan.

ARTICLE VI

QUALIFYING PERIOD

        The Qualifying Period for eligible Agents shall be determined by the Committee and specifically set forth in the Terms and Conditions.

ARTICLE VII

RESTRICTIONS ON TRANSFER

        A Participant shall not be permitted (i) to sell, transfer, pledge (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or assign shares of Restricted Stock or Restricted Stock Units awarded under the Plan, or (ii) to receive a stock certificate representing Restricted Stock, until, in each case, the restrictions stated in the Participant's Agreement lapse.

ARTICLE VIII

CAPITAL ADJUSTMENT

        In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee shall, in its discretion and to the extent necessary to compensate for the effect thereof, provide for an equitable substitution for or adjustment in (i) the number and class of Shares subject to outstanding Awards, and (ii) the aggregate number and class of Shares that may be issued under the Plan, as stated in Article V.

ARTICLE IX

TERMINATION OR AMENDMENT

        The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of each affected Participant if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Award granted prior to the date of such amendment, alteration, suspension or termination or without shareholder approval to the extent such approval is required by applicable law or an exchange, market or other listing requirement. No Award may be granted during any suspension or after termination of the Plan.

ARTICLE X

TAXES PAYABLE BY PARTICIPANT

        Any and all taxes and other withholding obligations payable in connection with or relating to the grant, Vesting or settlement of an Award, and/or the sale of any Shares by Participant, shall be the sole responsibility of the Participant.

ARTICLE XI

TERM OF THE PLAN

        Unless sooner terminated by the Board pursuant to Article IX hereof, the Plan shall terminate on February 1, 2020.

ARTICLE XII

INDEMNIFICATION OF COMMITEE

        In addition to such other rights of indemnification as they may have as Director or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, the Terms and Conditions, any Agreement or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

 ARTICLE XIII

GENERAL PROVISIONS

        13.1    No Other Rights Conferred.    The establishment of the Plan shall not confer upon any Agent any legal or equitable right against the Company or any member of the Committee or the Board, except as expressly provided in the Plan.

        13.2    No Employment Contract.    The Plan does not constitute inducement or consideration for the services of any Agent, nor is it a contract between the Company or American Equity and any Agent. Participation in the Plan shall not give an Agent any right to be retained under his or her applicable Agent's Contract with American Equity.

        13.3    Plan Interest Not Subject to Creditor Claims.    The interests of any eligible Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

        13.4    Applicable Laws.    The Plan shall be governed, construed and administered in accordance with the laws of the State of Iowa.

        13.5    Representations Regarding Investment Intent; Restrictive Legends.    The Committee may require each person acquiring Shares pursuant to an Award hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Award may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Iowa Business Corporation Law.

        13.6    Regulatory Approvals.    The Company shall not be required to issue any certificate or certificates for Shares upon an Award, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee and all applicable listing or exchange requirements.

Proxy — American Equity Investment Life Holding Company Proxy Solicited by Board of Directors for Annual Meeting - June 2, 2016 David J. Noble, John M. Matovina and Debra J. Richardson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American Equity Investment Life Holding Company to be held on June 2, 2016 or at any postponement or adjournment thereof. This proxy when properly executed will be voted in the manner you direct on the reverse side. If you sign this Proxy but provide no directions as to how to vote your shares for one or more of the proposals, then we will cast your votes under this proxy FOR all of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be voted on reverse side.) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held June 2, 2016. The Proxy Statement and our 2015 Annual Report are available at: http://viewproxy.com/americanequity/2016

Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in Proposals — The Board recommends a vote “FOR” all nominees listed in Proposal 1, and “FOR” Proposals 2, 3, 4 and 5. FOR AGAINST ABSTAIN 1. Election of Directors: FOR WITHHOLD 2. To approve the American Equity 01 – Alexander M. Clark 02 – John M. Matovina 03 – Alan D. Matula 04 – Gerard D. Neugent Investment Life Holding Company 2016 Employee Incentive Plan. 3. To approve an amendment to the Amended and Restated American Equity Investment Life Holding Company 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan to increase the number of shares authorized for issuance. 4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016. 5. To approve, on an advisory basis, the compensation of our named executive officers. Note: To transact such other business as may properly come before the meeting. I plan on attending the meeting Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign. CONTROL NUMBER Date: Signature Signature (if held jointly) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone Internet voting is available through 1:00 A.M. Central Time on June 2, 2016. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.